                                                                     EXHIBIT 2.3


                          AGREEMENT AND PLAN OF MERGER


                                     AMONG


                           UTI ENERGY CORP. ("UTI"),


           SUITS ACQUISITION CORP., A WHOLLY-OWNED SUBSIDIARY OF UTI,


                       SUITS ENTERPRISES, INC. ("SUITS")


                                      AND


                           THE SHAREHOLDERS OF SUITS




                           DATED AS OF JULY 31, 1998

                               TABLE OF CONTENTS

ARTICLE I      DEFINITIONS
 "Affiliate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
 "Agreement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
 "Balance Sheet Date"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
 "Benefit Plan"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
 "Cash Consideration"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
 "Certificate"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
 "Certificate of Merger"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
 "Closing"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
 "Closing Date"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
 "Code"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
 "Commission"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
 "Constituent Corporations"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
 "Contracts"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
 "Damages"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
 "Debt"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
 "Debt Obligations"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
 "Effective Time"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
 "Environmental Condition"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
 "Environmental Laws"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
 "Environmental Liabilities"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
 "Environmental Permit"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
 "ERISA"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
 "Estimated Working Capital"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
 "Exchange Act"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
 "Excluded Assets"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
 "Exhibit"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
 "Extended Representations"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
 "Final Statement"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
 "Financial Statements"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
 "GAAP"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
 "Governmental Entity"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
 "Governmental Requirement"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
 "HSR Act"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
 "Hazardous Material"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
 "Holder"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
 "Indemnified Person"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
 "Indemnifying Person"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
 "Indemnity Claim"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
 "Latigo"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
 "Latigo Note Receivable"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
 "Material Adverse Effect"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
 "Merger"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
 "Merger Consideration"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
 "Notes" and each a "Note"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
 "Notes Receivable"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
 "Ordinary Course of Business"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5


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
 "Other UTI Common Stock"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
 "Pepesa"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
 "Person"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
 "Proportionate Share"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
 "Reference Balance Sheet"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
 "Registration Expenses"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
 "Requesting Holder"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
 "Rigs"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
 "Securities Act"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
 "Selling Expenses"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
 "Severance and Retention Bonus Obligations"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
 "Shareholders"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
 "Shareholders Indemnified Parties"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
 "Shareholder Representative"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
 "Shareholder Retained Liabilities"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
 "Shares"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
 "SUITS Assets"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
 "SUITS Common Stock"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
 "SUITS Peru"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
 "Subsidiaries and Subsidiary"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
 "Survival Period"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
 "Surviving Corporation"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
 "Taxes"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
 "Tax Returns"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
 "UTI Common Stock"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
 "UTI Indemnified Parties"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
 "UTI Sub"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
 "Warrants"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
 "Warrant Shares"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
 "Welfare Plan"   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
 "Working Capital"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE II     THE MERGER
 Section 2.1        The Merger; Effective Time of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
 Section 2.2        Effects of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE III    EFFECT OF THE MERGER ON THE CAPITAL STOCKOF THE CONSTITUENT CORPORATIONS;
               EXCHANGE OF CERTIFICATES
 Section 3.1        Effect on Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         (a)        Conversion of UTI Sub Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         (b)        Cancellation of Treasury Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         (c)        Consideration for SUITS Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         (d)        Conversion and Cancellation of SUITS Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . 9
 Section 3.2        Exchange of Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         (a)        Exchange Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         (b)        Distributions with Respect to Unexchanged Shares  . . . . . . . . . . . . . . . . . . . . . . . . . 9
         (c)        No Further Ownership Rights in SUITS Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . 9
         (d)        No Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         (e)        Lost Share Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10





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
 Section 3.3        Shares of Dissenting Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
 Section 3.4        Post-Closing Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE IV-A   REPRESENTATIONS AND WARRANTIES OF SUITS
 Section 4.1        Incorporation; Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
 Section 4.2        Share Capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
 Section 4.3        Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
 Section 4.4        Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
 Section 4.5        Liabilities, Debts and Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
 Section 4.6        Events Since Balance Sheet Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
 Section 4.7        Directors, Officers and Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
 Section 4.8        Taxes and Governmental Returns and Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
 Section 4.9        Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
 Section 4.10       Contracts and Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
 Section 4.11       Effect of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
 Section 4.12       Properties, Assets and Leasehold Estates  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
 Section 4.13       Bank Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
 Section 4.14       Suits, Actions and Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
 Section 4.15       Insurance Policies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
 Section 4.16       Licenses and Permits; Compliance with Governmental Requirements . . . . . . . . . . . . . . . . .  23
 Section 4.17       No Untrue Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
 Section 4.18       Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
 Section 4.19       Environmental Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . .  23
 Section 4.20       Brokers and Finders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
 Section 4.21       No Affiliate or Excluded Asset Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
 Section 4.22       SUITS Corporate Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE IV-B   REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
 Section 4.23       No Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
 Section 4.24       Effect of Agreement on Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
 Section 4.25       Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
 Section 4.26       No Untrue Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
 Section 4.27       Brokers and Finders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
 Section 4.28       No Affiliate Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
 Section 4.29       Investment Purpose  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
 Section 4.30       Indebtedness and Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
 Section 4.31       Individual Shareholder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF UTI
 Section 5.1        Due Incorporation and Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
 Section 5.2        Performance of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
 Section 5.3        Brokers and Finders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
 Section 5.4        Financial Ability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
 Section 5.5        Authorization for Warrants, Warrant Shares and Note . . . . . . . . . . . . . . . . . . . . . . .  28
 Section 5.6        SEC Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE VI     OBLIGATIONS OF PARTIES PRIOR TO CLOSING
 Section 6.1        General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
 Section 6.2        Access to Records and Properties of SUITS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
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
 Section 6.3        Conduct of Business of SUITS Until the Closing  . . . . . . . . . . . . . . . . . . . . . . . . .  29
 Section 6.4        Transfer of Excluded Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE VII    CONDITIONS PRECEDENT TO OBLIGATIONS OFSUITS AND THE SHAREHOLDERS
 Section 7.1        Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
 Section 7.2        Performance and Obligations of UTI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
 Section 7.3        Governmental Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
 Section 7.4        Release of Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE VIII   CONDITIONS PRECEDENT TO OBLIGATIONS OF UTI
 Section 8.1        Absence of Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
 Section 8.2        Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
 Section 8.3        Performance and Obligations of the Shareholders . . . . . . . . . . . . . . . . . . . . . . . . .  32
 Section 8.4        Covenants and Agreements Performed  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
 Section 8.5        Governmental Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
 Section 8.6        Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
 Section 8.7        No Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
 Section 8.8        Diminution in Value of the Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE IX     CLOSING
 Section 9.1        Place of Closing and Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
 Section 9.2        Closing Deliveries by UTI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
 Section 9.3        Closing Deliveries by the Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE X      TERMINATION
 Section 10.1       Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE XI     OBLIGATIONS OF PARTIES AFTER CLOSING
 Section 11.1       Post-Closing Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
 Section 11.2       Cooperation Regarding Financial Information . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
 Section 11.3       Covenant Not to Compete With the Business . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
 Section 11.4       Severance and Retention Bonuses and Notes Receivable  . . . . . . . . . . . . . . . . . . . . . .  36
 Section 11.5       Final Tax Return  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE XII    NATURE OF STATEMENTS AND SURVIVAL
 Section 12.1       Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
 Section 12.2       Effect of Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
 Section 12.3       Effect of Investigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
 Section 12.4       Survival of Covenants and Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

ARTICLE XIII   INDEMNIFICATION
 Section 13.1       General Indemnity by the Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
 Section 13.2       General Indemnity by UTI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
 Section 13.3       Indemnification Basket; Limitation; Effect of Materiality Qualifiers; Pro Rata Obligation . . . .  39
 Section 13.4       Waiver of Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
 Section 13.5       Notice of Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
 Section 13.6       Right to Participate in Defense . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

 Section 13.7       Payment and Right of Offset . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

ARTICLE XIV    RELEASE
 Section 14.1       Release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE XV     REGISTRATION RIGHTS
 Section 15.1       Piggyback Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
 Section 15.2       Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
 Section 15.3       Indemnification.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
 Section 15.4        Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

ARTICLE XVI    MISCELLANEOUS
 Section 16.1       Binding Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
 Section 16.2       Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
 Section 16.3       Shareholder Representative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
 Section 16.4       Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
 Section 16.5       Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
 Section 16.6       Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
 Section 16.7       Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
 Section 16.8       Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
 Section 16.9       Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
 Section 16.10      Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
 Section 16.11      Construction of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
 Section 16.12      References to Articles, Sections and Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . .  47


EXHIBITS
 Exhibit A          List of Excluded Assets and Liabilities
 Exhibit B          Latigo Note Receivable
 Exhibit C          Form of Note
 Exhibit D          IRC Note Receivable
 Exhibit E          Description of Rigs
 Exhibit F          Severance & Retention Bonuses
 Exhibit G          Form of Warrant
 Exhibit H          Opinion of UTI counsel
 Exhibit I          UTI Closing Certificate
 Exhibit J          Opinion of SUITS counsel
 Exhibit K          SUITS/Shareholders closing certificate
 Exhibit L          Shareholder Retained Liabilities

                                                                     EXHIBIT 2.3


                          AGREEMENT AND PLAN OF MERGER


                 This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of July 31, 1998, among UTI Energy Corp., a Delaware corporation ("UTI"), SUITS Acquisition Corp., a Delaware corporation ("UTI Sub"), SUITS Enterprises, Inc., an Oklahoma corporation ("SUITS"), and Jerry L. Suits Revocable Trust dated April 27, 1997, Tom B. Dillingham Revocable Trust, Peter C. Dillingham Revocable Trust dated May 13, 1997, E. Gay Ungerleider, Leslie D. Ballew, Brady Suzanne Dillingham Trust, Dana D. Hutton, Jeanne G. Dillingham and Dan L. Dillingham Revocable Trust (collectively, the "Shareholders" and each a "Shareholder");

                              W I T N E S S E T H:

                 WHEREAS, the Boards of Directors of each of UTI and SUITS have determined that it is in the best interests of their respective shareholders for UTI Sub to merge with and into SUITS (the "Merger") upon the terms and subject to the conditions of this Agreement; and

                 WHEREAS, UTI, SUITS and the Shareholders desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

                 NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         Unless otherwise specifically stated in the text of this Agreement, the following terms shall have the following meanings:

         "Affiliate" shall mean, in relation to any Person (the "First Party"), any other Person (a) that is directly or indirectly controlled by the First Party, or (b) that directly or indirectly controls the First Party, or (c) that is, directly or indirectly, controlled by a Person that also, directly or indirectly, controls the First Party.

         "Agreement" means this Agreement and Plan of Merger among UTI, SUITS, UTI Sub and the Shareholders, including all exhibits hereto.

         "Balance Sheet Date" shall have the meaning ascribed thereto in
Section 4.4.

         "Benefit Plan" shall mean any collective bargaining agreement or any bonus, Welfare Plan, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical dependent care, cafeteria, employee assistance, scholarship program or other plan, arrangement or understanding (whether or not legally binding) providing benefits.

         "Cash Consideration" means $2.27 million in cash plus the difference between Estimated Working Capital and zero.

         "Certificate" shall have the meaning ascribed thereto in Section
3.2(a).

         "Certificate of Merger" shall have the meaning ascribed thereto in
Section 2.1.

         "Closing" has the meaning ascribed thereto in Section 9.1.

         "Closing Date" shall mean the date on which the Closing occurs.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of any subsequent federal Tax laws.

         "Commission" shall mean the Securities and Exchange Commission.

         "Constituent Corporations" has the meaning ascribed thereto in Section 2.2.

         "Contracts" has the meaning ascribed thereto in Section 4.10.

         "Damages" shall mean any and all liabilities, losses, damages, assessments, claims, costs and expenses (including interest, awards, judgments, penalties, settlements, fines, costs of remediation, diminutions in value, costs and expenses incurred in connection with investigating and defending any claims or causes of action (including, without limitation, reasonable attorneys' fees and expenses and all reasonable fees and expenses of consultants and other professionals)).

         "Debt" shall mean (i) the principal amount of all Debt Obligations,
(ii) the carrying value of all capital leases and (iii) all accrued liabilities, including deferred income Taxes, if any.

         "Debt Obligations" shall mean any contract, agreement, indenture, note or other instrument relating to the borrowing of money or any guarantee or other contingent liability in respect of any indebtedness for borrowed money or obligation of any Person (other than the endorsement of negotiable instruments for deposit or collection in the ordinary course of business).

         "Effective Time" has the meaning ascribed thereto in Section 2.1.

         "Environmental Condition" means any pollution, contamination, degradation, damage or injury to human health or the environment caused by, related to or arising from the generation, handling, use, treatment, storage, transportation, disposal, discharge, release or emission of any Hazardous Materials.

         "Environmental Laws" shall mean all federal, state, provincial or municipal laws, rules, regulations, statutes, ordinances, or orders of any Governmental Entity relating to (a) the control of any potential pollutant or protection of the air, water, or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation and (c) exposure to hazardous, toxic or other substances alleged to be harmful to human health or the environment. The term "Environmental Laws" shall also include all state, local and municipal laws, rules, regulations, statutes, ordinances and orders dealing with the same subject matter or promulgated by any governmental or quasi- governmental agency thereunder or to carry out the purposes of any federal, state, local and municipal law.

         "Environmental Liabilities" shall mean any and all Damages (including remediation, removal, response, abatement, clean-up, investigative and/or monitoring costs and any other related costs and expenses) incurred or imposed
(a) pursuant to any agreement, order, notice, requirement, responsibility or directive (including directives embodied in Environmental Laws), injunction, judgment or similar documents (including settlements) arising out of, in connection with or under Environmental Laws, or (b) pursuant to any claim by a Governmental Entity or other third Person or entity for personal injury, property damage, damage to natural resources, remediation or similar costs or expenses incurred or asserted by such entity or person pursuant to common law or statute and arising out of or in connection with a release, as such term is defined in Environmental Laws, of Hazardous Materials.

         "Environmental Permit" shall mean any permit, license, approval, registration, identification number or other authorization with respect to SUITS under any applicable law, regulation or other requirement of the United States or of any state, province, municipality or other subdivision thereof relating to the control of any pollutant or protection of health or the environment, including laws, regulations or other requirements relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes into ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants or hazardous or toxic materials or wastes.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Estimated Working Capital" shall mean $225,000, the estimated amount, as agreed upon by SUITS and UTI prior to the Closing, of Working Capital of SUITS as of the Closing Date.

         "Exchange Act" has the meaning ascribed thereto in Section 5.6.

         "Excluded Assets" shall mean those assets and liabilities and obligations listed on Exhibit A hereto, including, without limitation, (i) all right title and interest (including interests as a limited liability company member or owner of capital stock) that SUITS or any Affiliate of SUITS owns or possesses or has owned or possessed in SUITS Peru or Pepesa and all assets and liabilities and obligations, contingent or otherwise, of SUITS Peru or Pepesa, and (ii) all of the assets and liabilities and obligations, contingent or otherwise, of Latigo.

         "Exhibit" shall refer to the Exhibits to this Agreement, unless otherwise stated, and an Exhibit may be attached to the Agreement or set forth in a separate document denoted as an Exhibit to this Agreement.

         "Extended Representations" shall mean the representations and warranties set forth in Sections 4.1, 4.2, 4.3, 4.7, 4.9, 4.12 (first three sentences only), 4.21, 4.22, 4.23, 4.24, 4.25, 4.28, 4.29, 4.30, 4.31, 5.1, 5.2
and 5.5.

         "Final Statement" has the meaning ascribed thereto in Section 3.4.

         "Financial Statements" has the meaning in Section 4.4.

         "GAAP" means generally accepted accounting principles applied on a consistent basis throughout all of the periods presented.

         "Governmental Entity" shall mean any and all foreign, federal, state or local governments, governmental institutions, public authorities and governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including, but not limited to, departments, boards, bureaus, commissions, agencies, courts, administrations and panels, and any divisions or instrumentalities thereof, whether permanent or ad hoc and whether now or hereafter constituted and existing.

         "Governmental Requirement" shall mean any and all laws (including, but not limited to, applicable common law principles), statutes, ordinances, codes, rules, regulations, interpretations, guidelines, directions, orders, judgments, writs, injunctions, decrees, decisions or similar items or pronouncements, promulgated, issued, passed or set forth by any Governmental Entity.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Hazardous Material" shall mean (a) any petroleum or petroleum products, (b) radioactive materials, urea formaldehyde, asbestos and PCBs and
(c) any other chemical, substance or waste that is regulated by any Governmental Entity under any Environmental Law.

         "Holder" has the meaning ascribed thereto in Section 15.1.

         "Indemnified Person" has the meaning ascribed thereto in Section 13.6.

         "Indemnifying Person" has the meaning ascribed thereto in Section
13.6.

         "Indemnity Claim" has the meaning ascribed thereto in Section 13.6.

         "Latigo" means Latigo Energy Company, an Oklahoma corporation.

         "Latigo Note Receivable" means the $150,000 notes receivable payable by the Shareholders to SUITS, true and correct copies of which are attached hereto as Exhibit B.

         "Material Adverse Effect" shall mean a single event, occurrence or fact that (together with all other events, occurrences and facts that could reasonably be expected to result in a loss to SUITS and its Subsidiaries considered as a whole following disposition by SUITS of the Excluded Assets) that would have, or might reasonably be expected to have, a material adverse effect on the assets, business, operations or financial condition of SUITS or any of the Subsidiaries taken as a whole following and after giving effect to the disposition by SUITS of the Excluded Assets, or that would constitute a criminal violation of law involving a felony or indictable offense.

         "Merger" has the meaning ascribed thereto in the recitals to this Agreement.

         "Merger Consideration" means the Cash Consideration, the Warrants and the Note, subject to adjustment as provided herein.

         "Notes" and each a "Note" means the promissory notes payable by UTI to each of the Shareholders, substantially in the form of Exhibit C hereto, which shall have an aggregate principal amount of $7.79 million.

         "Notes Receivable" means the $1.5 million notes receivable payable by IRC to SUITS Drilling Company, a true and correct copy of which is attached hereto as Exhibit D, and the Latigo Note Receivable.

         "Ordinary Course of Business" shall mean the operation of SUITS' business in the ordinary course consistent with past practices.

         "Other UTI Common Stock" has the meaning ascribed thereto in Section 15.1.

         "Pepesa" means Peruana de Perforacion, S.A., a corporation existing under the laws of Peru.

         "Person" shall mean any natural person, any Governmental Entity and any entity the separate existence of which is recognized by any Governmental Entity or Governmental Requirement, including, but not limited to, corporations, partnerships, limited liabilities companies, joint ventures, joint stock companies, trusts, estates, companies and associations, whether organized for profit or otherwise.

         "Proportionate Share" in respect of any Shareholder shall mean a fraction, the numerator of which shall be the total number of shares of SUITS Common Stock held by such Shareholder immediately prior to the Merger and the denominator of which is the total number of issued and outstanding shares of SUITS Common Stock immediately prior to the Merger.

         "Reference Balance Sheet" has the meaning ascribed thereto in Section 4.4.

         "Registration Expenses" has the meaning ascribed thereto in Section
15.2.

         "Requesting Holder" has the meaning ascribed thereto in Section 15.1.

         "Rigs" shall mean the equipment described on Exhibit E that constitutes seven fully-equipped land drilling rigs and parts and equipment relating thereto.

         "Securities Act" has the meaning ascribed in Section 4.29.

         "Selling Expenses" has the meaning ascribed thereto in Section 15.2.

         "Severance and Retention Bonus Obligations" shall mean the severance and retention obligations of SUITS that SUITS has agreed to pay to the employees of SUITS and its subsidiaries following consummation of the Merger (a schedule summarizing such payments is attached hereto as Exhibit F).

         "Shareholders" has the meaning ascribed in the opening paragraph of this Agreement.

         "Shareholders Indemnified Parties" has the meaning ascribed thereto in
Section 13.2.

         "Shareholder Representative" shall mean Peter C. Dillingham.

         "Shareholder Retained Liabilities" shall means all obligations (but excluding obligations arising after the Closing Date under contracts performed in the ordinary course of business) of SUITS (including indemnification and other contingent obligations) to the extent not fully accrued in Working Capital in the Final Statement or relating to (i) acts, events or omissions occurring, or circumstances relating to SUITS or its business or assets existing, at or prior to the Closing, (ii) goods or services provided to or for the benefit of SUITS or any of its Affiliates prior to the Closing,
(iii) goods or services provided by or on behalf of SUITS or any of its Affiliates prior to the Closing, (iv) any pending or threatened litigation or claims made or threatened prior to the Closing, (v) any of the matters listed on Exhibit L hereto, (vi) any obligation relating to the conduct of the business of SUITS, the ownership or operation of the assets of SUITS or any benefit realized by SUITS prior to the Closing, (vii) contracts, agreements and other commitments that were required to be scheduled in the Disclosure Schedule and were not scheduled, (viii) any Taxes for any period through the Closing Date, (ix) any liabilities or obligations relating to or arising from the Excluded Assets, and (x) except for the Severance and Retention Bonus Obligations to the extent fully accrued for and included in Working Capital as of the Closing, any obligations to the employees of SUITS under any contracts, agreements, arrangements or understandings with such employees entered into or existing at or prior to the Closing and all other obligations with such employees entered into or existing at or prior to the Closing and all other obligations of SUITS or any of its Affiliates with respect to its employees at or prior to the Closing.

         "Shares" shall mean all of the issued and outstanding shares of capital stock of SUITS.

         "SUITS Assets" has the meaning ascribed thereto in Section 4.19.

         "SUITS Common Stock" shall have the meaning ascribed thereto in
Section 3.1.

         "SUITS Peru" means SUITS Peru, L.C., an Oklahoma limited liability company.

         "Subsidiaries and Subsidiary" has the meaning assigned thereto in
Section 4.3.

         "Survival Period" has the meaning ascribed thereto in Section 12.1.

         "Surviving Corporation" has the meaning ascribed thereto in Section
2.2.

         "Taxes" shall mean all federal, state, local, foreign and other taxes assessments or duties, including, but not limited to, all income, gross receipts, ad valorem, sales, use, franchise, transfer, profits, value added, withholding, payroll, employment, excise, estimated severance, property, windfall profits and other taxes, assessments or duties of any kind whatsoever, imposed or collected by any Governmental Entity or pursuant to any Governmental Requirement, together with any interest, penalty, addition to tax, fine or other additional amounts imposed thereon or related thereto, and the term "Tax" means any one of the foregoing items.

         "Tax Returns" shall mean all returns (including information returns), declarations, reports, statements and other documents of, relating to, or required to be filed in respect of, any and all Taxes, whether or not based in whole or in part on net income (including, but not limited to, the Texas franchise tax), and the term "Tax Return" shall mean any one of the foregoing Tax Returns.

         "UTI Common Stock" means the common stock, $.001 par value, of UTI.

         "UTI Indemnified Parties" has the meaning ascribed thereto in Section 13.1.

         "UTI Sub" has the meaning ascribed thereto in the opening paragraph of this Agreement.

         "Warrants" and each a "Warrant" means the stock purchase warrants to be issued to the Shareholders in substantially the same form as Exhibit G, with underlying shares aggregating 100,000 shares of UTI Common Stock, with stock purchase warrants to purchase 75,000 shares having an exercise price of $26.50 per share and stock purchase warrants to purchase 25,000 shares having an exercise price of $35.00 per share..

         "Warrant Shares" means the shares of UTI Common Stock underlying the Warrants.

         "Welfare Plan" shall have the meaning ascribed thereto in Section 4.9.

         "Working Capital" means cash and cash equivalents, the trade accounts receivable and prepaid assets (to the extent required by GAAP to be classified as a current asset), less all liabilities and obligations of SUITS and the Subsidiaries, including all accounts payable and Debt, subject to the special rules of construction contained in Section 3.4(c).

                                   ARTICLE II
                                   THE MERGER

         Section 2.1 The Merger; Effective Time of the Merger. Upon the terms and conditions of this Agreement and in accordance with Oklahoma and Delaware law and other applicable laws, UTI Sub shall be merged with and into SUITS at the Effective Time. The Merger shall become effective immediately when a certificate of merger (the "Certificate of Merger"), prepared and executed in accordance with the relevant laws of Oklahoma and Delaware, is filed with the Secretary of State of the States of Oklahoma and Delaware or, if agreed to by the parties, at such time thereafter as is provided in the Certificate of Merger (the "Effective Time"). The filing of the Certificate of Merger shall be made as soon as practicable on or after the Closing.

         Section 2.2      Effects of the Merger.

                 (a) At the Effective Time: (i) UTI Sub shall be merged with and into SUITS, the separate existence of UTI Sub shall cease and SUITS shall continue as the surviving corporation (UTI Sub and SUITS are sometimes referred to herein as the "Constituent Corporations" and SUITS is sometimes referred to herein as the "Surviving Corporation"); (ii) the Articles of Incorporation of SUITS as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation; and (iii) the Bylaws of SUITS as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

                 (b) The directors and officers of UTI Sub at the Effective Time shall, from and after the Effective Time, be the directors and officers of the Surviving Corporation and shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

                 (c) At and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations; and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired; and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts and liabilities had been incurred by it.

                                  ARTICLE III
                   EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

         Section 3.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, $1.00 par value, of SUITS ("SUITS Common Stock") or capital stock of UTI Sub:

                 (a) Conversion of UTI Sub Capital Stock. Each issued and outstanding share of capital stock of UTI Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

                 (b) Cancellation of Treasury Stock. Each share of SUITS Common Stock and all other shares of capital stock of SUITS that are owned by SUITS as treasury stock shall be canceled and retired and shall cease to exist and no stock of UTI or other consideration shall be delivered or deliverable in exchange therefor.

                 (c) Consideration for SUITS Common Stock. Subject to the provisions of Section 3.1(d), each share of SUITS Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 3.1(a)) shall be converted into the right to receive a Proportionate Share of the Merger Consideration.

                 (d) Conversion and Cancellation of SUITS Common Stock. All shares of SUITS Common Stock, when converted as provided in
         Section 3.1(c), shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive such holder's Proportionate Share of the Merger Consideration upon the surrender of such certificate in accordance with Section 3.2, without interest, and the right to receive such holder's Proportionate Share of the post-closing adjustment in accordance with Section 3.4.

         Section 3.2      Exchange of Certificates.

                 (a) Exchange Procedure. Upon surrender of a certificate representing outstanding shares of SUITS Common Stock (a "Certificate") for cancellation to the Surviving Corporation or UTI, together with any other documents reasonably required by UTI, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration that such holder has the right to receive pursuant to the provisions of Section 3.1, and the Certificate so surrendered shall forthwith be canceled. Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as contemplated by Section 3.1.

                 (b) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to SUITS Common Stock declared or made after the Effective Time with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate.

                 (c) No Further Ownership Rights in SUITS Common Stock. The Merger Consideration to be issued upon the surrender for exchange of shares of SUITS Common Stock in accordance with the terms hereof shall be deemed to have been issued, paid or delivered in full satisfaction of all rights pertaining to such shares of SUITS Common Stock, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of SUITS Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article III.

                 (d) No Liability. Neither UTI nor UTI Sub shall be liable to any holder of shares of SUITS Common Stock for any cash amounts to the extent such amount is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by holders of any such shares two years after the Effective Time (or such earlier date immediately prior to the time at which such amounts would otherwise escheat to or become property of any Governmental Entity) shall, to the extent permitted by applicable law, become the property of UTI free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

                 (e) Lost Share Certificates. If a holder shall have lost or had destroyed such holder's Certificate, such holder may be entitled to receive the Merger Consideration and other payments provided for hereunder subject to such holder providing UTI Sub and UTI with a lost certificate affidavit and indemnification acceptable to UTI.

         Section 3.3 Shares of Dissenting Shareholders. Each Shareholder hereby waives any and all rights to dissent or appraisal with respect to the Merger.

         Section 3.4      Post-Closing Adjustment.

                 (a) Within 60 calendar days after the Closing Date, UTI shall prepare and deliver to the Shareholder Representative a statement reflecting UTI's calculation of the Working Capital as of the Closing Date (the "Final Statement"). UTI shall provide the Shareholder Representative with access to copies of all work papers and other relevant documents to verify the entries contained in the Final Statement. The Final Statement shall be prepared in accordance with GAAP applied on a basis consistent with the accounting principles applied in the preparation of the Reference Balance Sheet. The Shareholder Representative shall have a period of 15 calendar days after delivery to him of the Final Statement to review it and make any objections the Shareholders may have in writing to UTI. If written objections to the Final Statement are delivered to UTI within such 15-day period, then UTI and the Shareholder Representative shall attempt to resolve the matter or matters in dispute. If no written objections are made within the time period provided above, within five calendar days after the end of such 15-day period,
(i) the Shareholders shall jointly and severally reimburse UTI the amount, if any, by which the Working Capital reflected on the Final Statement is less than Estimated Working Capital and (ii) UTI shall pay to each Shareholder his or her Proportionate Share of the amount, if any, by which the Working Capital reflected on the Final Statement exceeds Estimated Working Capital. All payments made pursuant to this Section 3.4 shall be paid in immediately available funds by wire transfer to a bank account or accounts to be designated by the party or parties to receive the payments.

                 (b) If disputes with respect to the Final Statement cannot be resolved by UTI and the Shareholder Representative within 15 calendar days after the delivery of the objections to the Final Statement, then either party with notice to the other party may submit the specific matters in dispute to Arthur Andersen LLP, Oklahoma City, Oklahoma office, or such other nationally recognized independent accounting firm as may be approved by UTI and the Shareholder Representative, which firm shall render its opinion as to such matters. Based on such opinion, such accounting firm will then send to UTI and the Shareholder Representative its determination on the specific matters in dispute, which determination shall be final and binding on the parties hereto. Within five calendar days after delivery of such opinion to UTI and the Shareholder Representative, the Shareholders shall jointly and severally reimburse UTI the amount, if any, by which the Working Capital reflected on the Final Statement as revised by Arthur Anderson LLP is less than Estimated Working Capital and UTI shall pay to each Shareholder his or her Proportionate Share of the amount, if any, by which the Working Capital reflected on the Final Statement as revised by Arthur Anderson LLP exceeds Estimated Working Capital. The fees and other costs charged by each party's own independent accounting firm shall be borne by such party and the fees and other costs charged by Arthur Andersen LLP in connection with resolving any dispute pursuant to this Section 3.4(b) shall be borne by UTI, on the one hand, and the Shareholders, on the other hand, equally. All payments made pursuant to this
Section 3.4(b) shall be paid in immediately available funds by wire transfer to a bank account or accounts to be designated by the party or parties to receive the payments.

                 (c) For purposes of determining the Working Capital under this Section 3.4, the following shall, without duplication, be applied in the event such principles would not otherwise be applied in calculating Working
Capital:

                          (i) write-ups of other assets during the period beginning on the day following the Balance Sheet Date and ending on the Closing Date (the "Adjustment Period") shall be excluded from the calculation of Working Capital as of the Closing Date;

                          (ii) all fees of all law firms and accountants providing services for SUITS, the Shareholders and any Affiliates of SUITS or the Shareholders and for which SUITS or the Subsidiaries are liable, including in connection with the Merger and the transfer of the Excluded Assets, shall be accrued for and decrease Working Capital as of the Closing Date;

                          (iii) all Taxes of SUITS and the Subsidiaries and SUITS Peru and any other entities comprising part of the Excluded Assets (including all Taxes as a result of the Merger or as a result of the transfer of the Excluded Assets, net of any applicable losses on the transfer of the Excluded Assets, to the extent such amounts would be payable by SUITS, the Subsidiaries, UTI Sub or UTI, shall be fully accrued for and reduce Working Capital as of the Closing Date;

                          (iv) no increases to Working Capital as of the Closing Date shall be made for the addition of non-cash assets (other than prepaid expenses and accounts receivable) and no increases in assets or reductions for liabilities shall be made for reduction of reserves recorded as of the Balance Sheet Date;

                          (v) all accounts payable and other amounts due from SDC to SUITS Peru, to the extent not paid prior to the Closing, shall reduce Working Capital as of the Closing Date;

                          (vi) the Notes Receivable (and accrued interest thereon) shall be excluded from the calculation of Working Capital as of the Closing Date;

                          (vii) the Severance and Retention Bonus Obligations shall reduce Working Capital as of the Closing Date to the extent such obligations exceed $660,000;

                          (viii) principal and accrued interest on Debt Obligations shall not be included in the calculation of Working Capital; provided, however, the full amount of all principal and accrued interest on all Debt Obligations as of the Closing that in the aggregate exceeds $1.5 million shall reduce Working Capital and the principal and accrued interest on all Debt Obligations as of the Closing that in the aggregate are less than $1.5 million shall increase Working Capital;

                          (ix) the Excluded Assets shall be excluded from Working Capital and any non-cash income or assets arising from or attributable to the transfer or disposition of the Excluded Assets shall not increase Working Capital as of the Closing Date; and

                          (x)     the special services bonuses payable to Tom
         B. Dillingham Revocable Trust and Dan L. Dillingham Revocable Trust in the aggregate amount of $120,000 shall be deducted from Working Capital;

                 (d) Except for normal expense account advances, the Shareholders shall cause all accounts receivable and other amounts owed to SUITS from related parties to be paid in full prior to the Closing.

                                  ARTICLE IV-A
                    REPRESENTATIONS AND WARRANTIES OF SUITS

         SUITS represents and warrants to UTI pursuant to Sections 4.1 through
4.22 that:

         Section 4.1 Incorporation; Authority. Each of SUITS and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma, and is duly authorized, qualified and licensed under all applicable Governmental Requirements to carry on its business in the places and in the manner as now conducted. Section 4.1 of the Disclosure Schedule sets forth a complete list of all jurisdictions in which SUITS or any Subsidiary owns or leases properties, has employees or currently conducts business, and a complete list of all jurisdictions in which SUITS or any Subsidiary is qualified as a foreign corporation. Each of SUITS and each Subsidiary is duly qualified or licensed to do business and in good standing as a foreign corporation in every jurisdiction (which jurisdictions are listed in Section
4.1 of the Disclosure Schedule) in which the conduct of its business or the ownership or leasing of its assets requires it to be so qualified or licensed, except where the failure to be so qualified or licensed would not have a Material Adverse Effect. Each of SUITS and each Subsidiary has the corporate power and authority to carry on its business as it is now being conducted and to own and operate its assets, properties and business. The copies of the Certificate of Incorporation of each of SUITS and each Subsidiary and all amendments thereto to date (certified by the Secretary of the State of Oklahoma) and of the bylaws of each of SUITS and each Subsidiary as amended to date (certified by its Secretary), each of which are included in Section 4.1 of the Disclosure Schedule, are true, complete and correct.

         Section 4.2 Share Capital. The authorized capital stock of SUITS consists of 3,000 shares of common stock, $1.00 par value, of which 3,000 shares are issued and 3,000 shares are outstanding as of the date of this
Agreement and 3,000 shares will be outstanding as of the Closing Date.   All of
such issued and outstanding shares are validly issued and outstanding, fully paid and nonassessable or will be validly issued, fully paid and nonassessable on the Closing Date. Except as set forth on Schedule 4.2 hereto, there are no outstanding subscriptions, options, warrants, calls, commitments, obligations or agreements relating to any of the authorized or outstanding capital stock of SUITS. The Shareholders are the record owners of all of the Shares and such ownership is set forth on Section 4.2 of the Disclosure Schedule.

         Section 4.3      Subsidiaries.     Except for Latigo, SUITS Peru,
Pepesa and the entities listed in Section 4.3 to the Disclosure Schedule (collectively, excluding SUITS Peru, Pepesa and the entities listed on Section
4.3 to the Disclosure Schedule, the "Subsidiaries"), SUITS does not, directly or indirectly, own or control, and has not, directly or indirectly, since its inception owned or controlled, any capital stock or equity interest, or have any proprietary interest, in any Person, nor does it directly or indirectly control the management of any Person, nor does it have any obligation to acquire any such interest in the future, and SUITS has not, during the past five years, directly or indirectly owned or controlled any capital stock or equity interest, or had any proprietary interest, in any Person, nor has it directly or indirectly controlled the management of any Person. The capitalization of each Subsidiary is set forth on Section 4.3 to the Disclosure Schedule, and all capital stock and other ownership interests in each Subsidiary is validly issued, fully paid and nonassessable and is directly or indirectly wholly-owned by SUITS and there are no outstanding subscriptions, options, warrants, calls, commitments, obligations or agreements relating to any of the authorized or outstanding capital stock of any Subsidiary. All of SUITS' or its Affiliates' interest in the Excluded Assets has been sold prior to the date hereof in consideration for the Note Receivable, and true and correct copies of all documents executed in connection with such transfers are included in Section 4.3 to the Disclosure Schedule.

         Section 4.4 Financial Statements. SUITS has delivered to UTI copies of the SUITS June 30, 1998 consolidated balance sheet (the "Reference Balance Sheet"), and income statement for the 7-month period ended on such date (the "Balance Sheet Date"), copies of which are included in Section 4.4 of the Disclosure Schedule (the "Financial Statements"). The Excluded Assets did not have a material impact on results of operations and financial condition of the SUITS reflected in the Financial Statements. Except as declared in Section 4.4 of the Disclosure Schedule, each of the Financial Statements has been prepared in conformity with GAAP, as adjusted to give effect to the transfer of the Excluded Assets, and fairly presents in all material respects the financial condition as of such date and results of operations of SUITS and its Subsidiaries for the 12-month period ended on such date (subject, in the case of the unaudited statements, to the absence of footnotes and to normal, recurring year-end adjustments, that are not, and will not be, individually or in the aggregate, material to the financial condition and results of operations of SUITS and the Subsidiaries, as adjusted to reflect the transfer of the Excluded Assets) taken as a whole, as of the respective dates thereof and for the respective periods indicated. Each of the Financial Statements is complete, correct and in accordance with the books of account and records of SUITS and the Subsidiaries in all material respects, as adjusted to reflect the transfer of the Excluded Assets.

         Section 4.5 Liabilities, Debts and Obligations. SUITS and the Subsidiaries have no liabilities, debts or obligations of any nature whatsoever, whether due or to become due, and whether accrued, absolute, contingent or otherwise, that are not disclosed on the Reference Balance Sheet or in this Agreement or in Section 4.5 of the Disclosure Schedule, except for
(a) liabilities incurred in the Ordinary Course of Business subsequent to the Balance Sheet Date and (b) obligations under contracts and commitments entered into in the Ordinary Course of Business and not required under GAAP to be reflected on the Reference Balance Sheet (including required footnotes), which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of SUITS.

         Section 4.6 Events Since Balance Sheet Date. Since the Balance Sheet Date there has not been, except for the transfer of the Excluded Assets and as disclosed in Section 4.6 of the Disclosure Schedule:

                 (a) any change in the condition (financial or otherwise) or in the properties, assets, liabilities, business or prospects of SUITS or any Subsidiary, except normal and usual changes in the Ordinary Course of Business that in the aggregate have not had a Material Adverse Effect;

                 (b) any declaration, setting aside, or payment of any dividend or other distribution on or in respect of the capital stock of SUITS or a Subsidiary, or any direct or indirect redemption, purchase or other acquisition of any of such stock or any issuance of any shares of such stock or any granting or entering into of any option or commitment relating to any of such stock;

                 (c) any increase in the compensation or rate of compensation or commissions payable or to become payable by SUITS or a Subsidiary to any of its directors, officers, employees or consultants, or any hiring of any employee by SUITS or a Subsidiary who is entitled to compensation, or any payment or accrual of any bonus, profit-sharing or other extraordinary compensation to any director, officer, employee or consultant, or any change in any then existing bonus, profit-sharing, pension, retirement or other similar plan, agreement or arrangement or any adoption of or entering into of any new bonus, profit-sharing, pension, stock option, retirement, group life or health insurance or other similar plan, agreement or arrangement;

                 (d) any change in the accounting methods or practices followed by SUITS or any Subsidiary, including, but not limited to, the method for accounting for contract revenues and expenses, or any change in depreciation or amortization policies or rates heretofore adopted by it;

                 (e) any sale, lease, abandonment or other disposition by SUITS or a Subsidiary of any interest in real property or of any machinery, equipment or other tangible asset, except for any sales, leases, abandonments or other dispositions in the Ordinary Course of Business not exceeding $25,000 individually or $50,000 in the aggregate;

                 (f) any labor trouble, strike or any other occurrence, event or condition affecting the employees of SUITS or a Subsidiary that has or is reasonably expected to have a Material Adverse Effect;

                 (g) any damage, destruction or loss (whether or not covered by insurance) adversely affecting the assets or the business of SUITS or a Subsidiary, except for damages, destruction or loss that reasonably would be expected to occur in the Ordinary Course of Business not exceeding $25,000, individually or in the aggregate;

                 (h) any transaction entered into or engaged in by SUITS or a Subsidiary other than transactions in the Ordinary Course of Business;

                 (i) any waiver by SUITS or a Subsidiary of a valuable right or of a material debt owed to it, or any satisfaction or discharge of any encumbrance or payment of any obligation by SUITS or a Subsidiary except in the Ordinary Course of Business; or

                 (j) any transaction between SUITS or a Subsidiary and any Shareholder or any Affiliate of a Shareholder or any family member of a Shareholder or Affiliate of such family member.

         Section 4.7 Directors, Officers and Employees. Section 4.7 of the Disclosure Schedule contains a true and complete list of the names of and current annual rate of compensation paid by SUITS or a Subsidiary to each director, officer and employee of SUITS or a Subsidiary and its Affiliates and subsidiaries. Except as previously disclosed to UTI, with respect to each employee of SUITS Affiliates and Subsidiaries hired after October 15, 1987, SUITS maintains in its files a fully completed Form I-9 pursuant to the Immigration Reform and Control Act of 1986, and the rules and regulations promulgated thereunder. To the best of SUITS' knowledge, no officer or key employee of SUITS or a Subsidiary is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with SUITS or a Subsidiary, or any other party. To the best of SUITS' knowledge, no employee of SUITS or a Subsidiary has received notice from a former employer claiming such employee to be in breach of any such employment contract, patent disclosure agreement or other contract or agreement. Neither SUITS nor any Subsidiary has any collective bargaining agreements covering any of its employees. The employment of each officer and employee of SUITS or a Subsidiary is terminable at the will of SUITS or such Subsidiary at no cost to SUITS or any Subsidiary.

         Section 4.8      Taxes and Governmental Returns and Reports.

                 (a) All Tax Returns of or relating to any Tax that are required to be filed on or before the Closing Date for, by, on behalf of or with respect to SUITS and the Subsidiaries with respect to any period ending prior to the Closing Date, including, but not limited to, those relating to the income, business, operations or property of SUITS and the Subsidiaries and those that include or should include SUITS and the Subsidiaries (whether on a separate, consolidated, affiliated, combined, unitary or any other basis) have been or will be timely filed with the appropriate foreign, federal, provincial, state and local authorities on or before the Closing Date in accordance with applicable tax laws, and all Taxes shown to be due and payable on such Tax Returns or related to such Tax Returns have been (and as to all Taxes shown as due and payable on such Tax Returns filed as of the Closing Date, will be) paid in full in accordance with applicable laws;

                 (b) all such Tax Returns and the information and data contained therein have been or will be properly and accurately compiled in all material respects and completed, fairly present or will fairly present the information purported to be shown therein, and reflect or will reflect all liabilities for Taxes for the periods covered by such Tax Returns;

                 (c) none of such Tax Returns are under audit or examination by any foreign, federal, state or local authority and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Tax or deficiency of any nature against SUITS and the Subsidiaries or with respect to any such Tax Return, or any suits or other actions, proceedings, investigations or claims now pending or threatened against SUITS or the Subsidiaries with respect to any Tax, or any matters under discussion with any foreign, federal, provincial, state or local authority relating to any Tax, or any claims for any additional Tax asserted by any such authority;

                 (d) all Taxes assessed and that are due and owing from or against SUITS or a Subsidiary for all tax periods ending prior to or on the Closing Date (including, but not limited to, ad valorem Taxes relating to any property of SUITS or a Subsidiary) have been or will be timely paid in full on or before the Closing Date;

                 (e) all withholding Tax and Tax deposit requirements imposed on SUITS or a Subsidiary for any and all periods ending prior to or on the Closing Date, or through and including the close of business on the day next preceding the Closing Date for periods that have not ended on or before the Closing Date, have been or will be timely satisfied in full on or before the Closing Date;

                 (f) the Financial Statements reflect and include adequate charges, accruals, reserves and provisions for the payment in full of any and all Taxes payable by SUITS or a Subsidiary with respect to any and all taxable periods ending on or before the respective dates thereof;

                 (g) SUITS has received no notice of proposed reassessment of Tax or of any special assessments on any assets of SUITS or a Subsidiary;

                 (h) the charges, accruals and reserves for Taxes with respect to SUITS and the Subsidiaries for any period ending on or before the Closing Date (including any such period for which a Tax Return is not yet required to be filed) reflected on the books of SUITS (excluding any provision for deferred income Taxes) are reasonably adequate to cover such Taxes;

                 (i) neither SUITS or the Subsidiaries nor any other Person on behalf of SUITS or the Subsidiaries has entered into nor will it enter into any agreement or consent pursuant to Section 341(f) of the Code;

                 (j) there are no liens for Taxes upon the assets of SUITS or the Subsidiaries except liens for current property Taxes not yet due and payable;

                 (k) neither SUITS nor any Subsidiary is delinquent in the payment of any Tax and neither SUITS nor any Subsidiary has requested any extension of time within which to file any Tax Return that has not been filed;

                 (l) there are no requests or determinations in respect of any Tax matter relating to SUITS or a Subsidiary pending before or with any Governmental Authority;

                 (m) all Tax Returns filed with respect to the Tax years of SUITS or the Subsidiaries through the Tax year ended November 30, 1993, have been examined and closed or are Tax Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired;

                 (n)      Neither SUITS nor any Subsidiary has:

                          (i)     been a member of any affiliated,
         consolidated, combined, or unitary group, or

                          (ii) participated in any arrangement whereby any income, revenues, receipts, gain, loss, deduction or credit of SUITS or such Subsidiary was determined or taken into account for Tax purposes with reference to or in conjunction with any income, revenues, receipts, gain, loss, deduction, credit, or liability of any other Person (other than SUITS);

                 (o) SUITS has no "net unrealized built-in gains" as that term is defined in section 1374 of the Code;

                 (p) Neither SUITS nor any Subsidiary is a party to any Tax allocation or Tax sharing agreement;

                 (q) SUITS has not issued or entered into any restricted stock, deferred compensation or profit-sharing plans, call options, warrants or similar instruments with respect to its stock, stock appreciation rights, convertible debt instruments, stock-based employee incentive plans, or other similar instruments, obligations or arrangements;

                 (r) SUITS has not issued or entered into any indebtedness other than indebtedness which constitutes "straight debt" within the meaning of section 1361(c)(5) of the Code and Treas. Reg. Section  1.1361-1(l)(5);

                 (s) neither SUITS nor any Person who currently is the record or beneficial owner of any Shares (or any interest therein) has entered into any binding agreements relating to rights to distributions or liquidation proceeds in respect of the Shares, or any other agreement with respect to the Shares, including, but not limited to, buy-sell agreements, agreements restricting the transferability of Shares, or redemption agreements;

                 (t) SUITS has not acquired the assets of any other corporation in a transaction described in section 381(a) of the Code;

                 (u) SUITS does not own any stock (including any instrument or interest that constitutes stock for U.S. federal income tax purposes) of any corporation and has not been a party during the past five years to any partnership, joint venture, marketing or other similar contract or arrangement with any person;

                 (v) Schedule 4.8 contains a list of all jurisdictions (whether foreign or domestic) to which any Tax is properly payable by SUITS or any Subsidiary; and

                 (w) As of the Closing Date, SUITS shall have fully accrued for all Taxes that may be required to be paid as a result of the transfer of the Excluded Assets, after giving effect to any applicable offsets, credits, carryforwards or carrybacks; the value of the Excluded Assets sold by SUITS reflects an amount equal to or greater than the fair value of such assets; and prior to the sale of the Excluded Assets, there were no deferred intercompany gains between SUITS or the Subsidiaries and SUITS Peru, Pepesa or Latigo or the other entities comprising part of the Excluded Assets..

         Section 4.9       Employee Benefit Plans.

                 (a) Neither SUITS nor any Subsidiary maintains or contributes, or has maintained or contributed within the preceding six years, to any "employee pension plan" as that term is defined in Section 3(2) of ERISA. Section 4.9 of the Disclosure Schedule contains a list and brief description of all "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) (sometimes referred to herein as "Welfare Plans") and all other Benefit Plans maintained, or contributed to, by SUITS or a Subsidiary for the benefit of any present or former officers or employees of SUITS or a Subsidiary. SUITS has delivered to UTI true, complete and correct copies of
(i) each Benefit Plan and Welfare Plan (or, in the case of any unwritten Benefit Plans and Welfare Plans, descriptions thereof), (ii) the most recent three annual reports on Form 5500 filed with the IRS with respect to each Benefit Plan (if any such report was required), (iii) the most recent IRS determination letter and all rulings or determinations requested subsequent to the date of that letter, (iv) the most recent actuarial report for each Benefit Plan for which an actuarial report is required, (v) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and each summary of material modifications prepared after the last summary plan description, (vi) each trust agreement and group annuity contract relating to any Benefit Plan and (vii) all material correspondence for the last three years with the IRS or Department of Labor relating to plan qualification, filing of required forms, or pending, contemplated or announced plan audits. Neither SUITS nor any Subsidiary is aware of any commitment, whether legally binding or not, to create any new plan or agreement or to modify any existing plan or agreement.

                 (b) Each Benefit Plan that has been or is sponsored, participated in or contributed to by SUITS or a Subsidiary: (i) is in compliance in all material respects with all requirements of ERISA, (ii) has no issue pending (other than the payment of benefits in the normal course) nor any issue resolved adversely to SUITS or a Subsidiary that may subject SUITS or a Subsidiary to the payment of any penalty, interest, tax or other obligation, and (iii) is in compliance with the terms of the Benefit Plan and the Code.

                 (c) The execution of this Agreement or the consummation of the transactions contemplated by this Agreement will not give rise to any, or trigger any, change of control, severance benefit, accelerated payment or vesting or other similar provision in any Benefit Plan, nor will it increase the amount of compensation due to any director, officer or employee or former director, officer or employee (including beneficiaries) from SUITS or a Subsidiary.

                 (d) SUITS and the Subsidiaries do not provide employee post-retirement medical or health coverage or contribute to or maintain any employee welfare benefit plan that provides for health benefit coverage following termination of employment except as is required by

Section 4980B(f) of the Code or other applicable statute, nor has it made any representations, agreements, covenants or commitments to provide that coverage. Each Benefit Plan can be unilaterally amended and/or terminated. No notice has been received by SUITS or a Subsidiary of an increase or proposed increase in the cost of a Benefit Plan.

                 (e) Neither SUITS nor a Subsidiary has ever been a party to or contributed to a "multiemployer pension plan" (as such term is defined in Section 4001(a)(3) of ERISA).

                 (f) With respect to any Benefit Plan that is a Welfare Plan, (i) no such Benefit Plan includes a welfare benefits fund, as such term is defined in Section 419(e) of the Code, (ii) each such Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code, complies with the applicable requirements of Section 4980B(f) of the Code and
(iii) each such Benefit Plan (including any such Benefit Plan covering retirees or other former employees) may be amended or terminated without material liability to SUITS or a Subsidiary on or at any time after the Closing.

                 (g) Neither SUITS or the Subsidiaries, the Shareholders, nor any member of a controlled group or affiliated service group as defined in Sections 414(b), (c), (m) and (o) of the Code of which SUITS or the Subsidiaries or the Shareholders is a member has made a complete or partial withdrawal from a multiemployer plan (as defined in Section 3(37) of ERISA) so as to incur withdrawal liability (as defined in Section 4201 of ERISA) that remains unpaid. The execution of this Agreement or the consummation of the transactions contemplated by this Agreement will not give rise to, or trigger, any liability under ERISA to SUITS or a Subsidiary. SUITS and each Subsidiary, and each Benefit Plan maintained by SUITS and each Subsidiary, has complied with all the requirements of such Benefit Plan, ERISA, and the Code.

         Section 4.10 Contracts and Agreements. Section 4.10 of the Disclosure Schedule sets forth a true and complete list of all of the following contracts, agreements, leases, licenses, plans, arrangements or commitments, written or oral, to the extent there exist any continuing obligation of SUITS or a Subsidiary thereunder, or to SUITS' knowledge, any unperformed obligations on behalf of any other party thereto, or any of the assets or properties of SUITS or a Subsidiary is in any way bound or obligated (including all amendments, supplements and modifications thereto):

                 (a) all contracts, agreements or commitments in an amount in excess of $25,000 in the aggregate, including, but not limited to, drilling contracts (identifying each contract that is a turn-key contract), all subcontracts and contracts in respect of the provision of services or the purchase of raw materials, supplies or other products or utilities, except those entered into in the Ordinary Course of Business involving payments or receipts by SUITS or a Subsidiary of less than $25,000;

                 (b) all outstanding offers, tenders, bids or the like outstanding and capable of being converted into an obligation of SUITS or a Subsidiary in an amount in excess of $25,000 in the aggregate by an acceptance or other act of some other Person, including bids to provide turn-key drilling services;

                 (c)       all master supply and service contracts;

                 (d) all collective bargaining agreements, union agreements, employment agreements, consulting agreements or agreements providing for the services of an independent contractor;

                 (e) all profit-sharing, pension, stock option, severance pay, retirement, bonus, deferred compensation, group life and health insurance or other employee benefit plans, agreements, arrangements or commitments of any nature whatsoever and all agreements with any present or former officer, director or stockholder of SUITS or a Subsidiary;

                 (f) all leases and all other contracts, agreements or legally enforceable commitments relating to or affecting real property or any interest therein;

                 (g)       all Debt Obligations;

                 (h) all contracts, agreements, arrangements or legally enforceable commitments relating to the issuance of capital stock, bonds or other securities of SUITS or a Subsidiary;

                 (i) all contracts, agreements, arrangements or legally enforceable commitments relating to the acquisition by SUITS or a Subsidiary of any of its assets having a value in excess of $25,000 in the aggregate;

                 (j) all performance bonds, bid bonds, surety bonds and the like, all contracts and bids covered by such bonds, and all letters of credit and guaranties;

                 (k) all consent decrees and other judgments, decrees or orders, settlement agreements and agreements relating to competitive activities, requiring or prohibiting any future action;

                 (l) all accounts, notes and other receivables (other than the Notes Receivable and customer account receivables generated in the Ordinary Course of Business), and all security therefor, and all documents and agreements related thereto;

                 (m) all contracts, agreements, arrangements or legally enforceable commitments of any nature with the Shareholders or any Affiliate of the Shareholders or any family member of a Shareholder or Affiliate of such family member;

                 (n) all licenses of intellectual property to or from SUITS or a Subsidiary;

                 (o) all contracts, agreements, arrangements or legally enforceable commitments that cannot be canceled by SUITS or a Subsidiary by notice of 60 days or less or without penalty involving amounts in excess of $25,000 in the aggregate or that would restrict the operations of SUITS, the Subsidiaries or Affiliates thereof after the Closing; and

                 (p) all contracts, agreements, arrangements or legally enforceable commitments that are material to SUITS or a Subsidiary or the operation of any of its businesses.

All of such contracts, agreements, leases, licenses, plans, arrangements and commitments and all other such items binding on SUITS or a Subsidiary or its assets not specifically described above (collectively, the "Contracts") are valid, binding and in full force and effect in accordance with their terms and conditions and there is no existing default thereunder or breach thereof by SUITS or a Subsidiary, or, to the best of SUITS' and each Subsidiary's knowledge, by any other party to the Contracts, or any conditions that, with the passage of time or the giving of notice or both, might constitute such a default by SUITS or a Subsidiary, or, to the best of SUITS' and each Subsidiary's knowledge, by any other party to the Contracts, and the Contracts will not be breached by or give any other party a right of termination as a result of the transactions contemplated by this Agreement. Copies of all of the documents (or in the case of oral commitments, descriptions of the material terms thereof) relevant to the Contracts listed on
Section 4.10 of the Disclosure Schedule have been delivered by the Shareholders to UTI and such copies and descriptions are true and accurate and include all amendments, supplements or modifications to the Contracts.

         Section 4.11      Effect of Agreement.  Except as set forth on Section
4.11 of the Disclosure Schedule, the execution and delivery of this Agreement by SUITS and the consummation of the Merger and the transactions contemplated hereby will not (i) result in any breach of any of the terms or conditions of, or constitute a default under, the Certificate of Incorporation or other charter documents or bylaws of SUITS or any Subsidiary or any Contract; (ii) result in any violation of any Governmental Requirement applicable to SUITS or a Subsidiary; (iii) cause SUITS or a Subsidiary to lose the benefit of any material right or privilege it presently enjoys or, to the best of SUITS' knowledge, cause any Person who normally does business with SUITS or a Subsidiary not to continue to do so on the same basis as before; (iv) relieve any Person of any obligation to SUITS or a Subsidiary (whether contractual or otherwise) or enable any other Person to terminate any such obligation or any right or benefit enjoyed by SUITS or a Subsidiary or to exercise any right under any agreement, including any Contract, with or otherwise in respect of SUITS or a Subsidiary or the assets or business of SUITS or a Subsidiary; or
(v) require notice to or the consent, authorization, approval or order of any Person.

         Section 4.12 Properties, Assets and Leasehold Estates. SUITS or a Subsidiary owns or has the right to use (pursuant to a valid lease or license disclosed on Section 4.12 of the Disclosure Schedule) all property, real or personal, tangible or intangible, (i) reflected on the Reference Balance Sheet (other than the Excluded Assets and items sold by SUITS or a Subsidiary since the Balance Sheet Date in the Ordinary Course of Business for which the proceeds from such sales did not exceed $25,000 individually or $50,000 in the aggregate) or (ii) utilized in or necessary for the operation of its business (including without limitation the Rigs). Section 4.12 of the Disclosure Schedule sets forth a true and complete list of all such property (other than the Rigs which are fully described on Exhibit E hereto) as of the date hereof (with all property that is leased or licensed being designated as such). SUITS or a Subsidiary has good and indefeasible title to all real property interests (including leasehold estates) and good and marketable title to all other properties and assets, each as set forth in Section 4.12 of the Disclosure Schedule, free and clear of all mortgages, liens, pledges, conditional sales agreements, charges, easements, covenants, assessments, restrictions and encumbrances of any nature whatsoever, and there are no pending or, to SUITS' knowledge, no threatened claims of any Person challenging SUITS' or a Subsidiary's title or rights to the properties, assets and leasehold estates listed on Schedule 4.12 or otherwise utilized in or necessary for the operation of SUITS' or the Subsidiaries' business. All material leases of property under which SUITS or a Subsidiary purports to be a lessee are valid, binding and in full force and effect. All such structures, equipment and other properties of SUITS or a Subsidiary and the present use of such items conform to all Governmental Requirements, and no notice of any violation of any such Governmental Requirements relating to such assets or their use has been received by SUITS or a Subsidiary. SUITS and each Subsidiary has all easements, rights of ingress and egress, and utilities and services necessary for all operations conducted by it. Neither the whole nor any portion of any real property currently owned or occupied by SUITS or a Subsidiary has been condemned or otherwise taken by any public authority, nor, to the best of the Shareholders's and SUITS' knowledge, is any such condemnation or taking threatened or planned. Neither SUITS nor any Shareholder makes any representation or warranty, express or implied, as to the condition, fitness for a particular purpose, quantity, quality or usefulness of any tangible property of SUITS or the Subsidiaries, notwithstanding any other implied provision of this Agreement or the law. UTI and UTI Sub have made and are relying solely on their own independent inspection and examination of such property and neither UTI nor UTI Sub is relying on any representation or warranty except as set forth in this Agreement, express or implied, by SUITS or a Shareholder as to the quality of any of such property, its condition, fitness for a particular purpose or merchantability, and the same is accepted AS IS, WHERE IS, with all defects and redhibitory vices, known or unknown, apparent or hidden.

         Section 4.13 Bank Accounts. Section 4.13 of the Disclosure Schedule sets forth a true and complete list of all bank or financial accounts and safe deposit boxes of SUITS and each Subsidiary and of the credit and debit balances of such bank and financial accounts as of the most recent practicable date.

         Section 4.14      Suits, Actions and Claims.  Except as set forth in
Section 4.14 of the Disclosure Schedule, (i) there are no suits, actions, claims, inquiries, investigations or legal, administrative or arbitration proceedings involving SUITS or a Subsidiary or in which SUITS or a Subsidiary is engaged or that are pending or, to the best of SUITS' knowledge, threatened against or affecting SUITS or a Subsidiary or any of its properties, assets or business, or that question the validity or legality of the transactions contemplated hereby, (ii) no reasonable basis or grounds for any such suit, action, claim, inquiry, investigation or proceeding exists, and (iii) there is no outstanding order, writ, injunction or decree of any Governmental Entity against or affecting SUITS or a Subsidiary or any of its properties, assets or business. Section 4.14 of the Disclosure Schedule sets forth all claims, including the status thereof, since January 1, 1996 against SUITS or a Subsidiary with respect to personal injury, negligence or responsibility for damages or injuries relating to SUITS' and the Subsidiaries' business and operations or for reservoir damage or obligation to redrill or work over a well.

         Section 4.15 Insurance Policies. Section 4.15 of the Disclosure Schedule contains a list of all insurance policies (specifying the insurer, the amount of coverage, the type of insurance and the policy number) covering SUITS or a Subsidiary or its properties, assets, business and personnel. Such policies afford SUITS and each Subsidiary coverage in such amounts and against such risks as reflected in such policies. SUITS is not aware of any special circumstances with respect to such policies or the business or operations of SUITS or a Subsidiary that lead to any liability under such insurance policies being avoided by the insurers issuing such policies or the premiums thereunder being increased. Except as set forth on Section 4.15 of the Disclosure Schedule, there is no claim outstanding under any such insurance policy nor to the best of SUITS' knowledge are there any circumstances that are likely to give rise to such a claim. Neither SUITS nor any Subsidiary is in default with respect to any provision contained in such insurance policies except as would not have a Material Adverse Effect, nor has it failed to give any notice or present any claim thereunder in timely fashion. All such policies are in full force and effect, with all premiums due thereon to date fully paid.

         Section 4.16 Licenses and Permits; Compliance with Governmental Requirements.

                 (a) Section 4.16 of the Disclosure Schedule sets forth a true and complete list of all licenses and permits necessary for the conduct of SUITS' and the Subsidiaries' business. SUITS and each Subsidiary has all such licenses and permits validly issued to it and in its name, and all such licenses and permits are in full force and effect. To the best of SUITS' knowledge, no violations are or have been recorded in respect of such licenses or permits and no proceeding is pending or, to the best of the Shareholders's and SUITS' knowledge, threatened seeking the revocation or limitation of any of such licenses or permits. Except as set forth in Section 4.16 of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not constitute a violation of any such license or permit or impair or adversely affect in any manner any such license or permit. SUITS and each Subsidiary has complied in all material respects with all Governmental Requirements applicable to its business, and all Governmental Requirements with respect to the distribution and sale of products and services by it.

                 (b) Except for any matters set forth in Section 4.16 of the Disclosure Schedule, no consent, approval, authorization, declaration, filing or registration with any Governmental Entity or any other Person is required to be made or obtained by SUITS or a Subsidiary or the Shareholders in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

         Section 4.17 No Untrue Statements. The statements, representations and warranties of SUITS set forth in this Agreement, the Disclosure Schedule and the Exhibits hereto and in all other documents and information furnished to UTI and UTI Sub and its representatives in connection herewith do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements, representations and warranties made not misleading.

         Section 4.18 Records. The books, records and minutes kept by SUITS and each Subsidiary with respect to its business and assets have been kept properly in all material respects in accordance with all Governmental Requirements and contain records of all matters required to be included therein by any Governmental Requirement, and such books, records and minutes are true, accurate and complete in all material respects.

         Section 4.19 Environmental Representations and Warranties. Except as otherwise set forth in Section 4.19 of the Disclosure Schedule:

                 (a) Neither SUITS nor a Subsidiary has received any written notice of any investigation or inquiry by any Governmental Entity under any applicable Environmental Laws relating to the ownership or operation of the assets of SUITS or a Subsidiary. Neither SUITS nor any Subsidiary has disposed of any Hazardous Material on any of the assets currently owned or leased, or that have been owned or leased, by SUITS or a Subsidiary or its Affiliates or predecessor entitles (the "SUITS Assets") and no condition exists on any of the SUITS Assets, that, in either instance, would subject SUITS or a Subsidiary or the SUITS Assets to any remedial obligations under any applicable Environmental Law.

                 (b) Except where the failure to do so would not have a Material Adverse Effect, SUITS and each Subsidiary has obtained and been in compliance with all of the terms and conditions of all permits, licenses, and other authorizations that are required under, and has complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables that are contained in, all applicable Environmental Laws relating to the SUITS Assets.

                 (c) Neither SUITS nor any Subsidiary, and to the best of its knowledge, any prior owner or operator of the SUITS Assets, has caused or allowed the generation, use, treatment, storage or disposal of Hazardous Materials at any site or facility owned, leased or operated by SUITS or a Subsidiary or its Affiliates or used in connection with the SUITS Assets except in accordance with all applicable Environmental Laws or except to the extent the same would not have a Material Adverse Effect.

                 (d) None of the SUITS Assets have been subject to the release of any Hazardous Materials except to the extent that the same would not have a Material Adverse Effect.

                 (e) Except where the failure to do so would not have a Material Adverse Effect, SUITS or a Subsidiary has secured all Environmental Permits necessary to the operation of the SUITS Assets currently owned by SUITS or a Subsidiary and SUITS and each Subsidiary is in compliance with such permits.

                 (f) Neither SUITS nor any Subsidiary has received any notice, nor is it aware, of any proposal by a Governmental Entity to amend, revoke or replace any Environmental Permit, or requiring the issuance of any additional Environmental Permit, necessary to operate the SUITS Assets owned by SUITS or a Subsidiary that, in any of the foregoing instances, could reasonably be expected to have a Material Adverse Effect on SUITS or such Subsidiary.

                 (g) Neither SUITS nor any Subsidiary has received inquiry or notice, or has any reasonable basis to believe that it will receive inquiry or notice, of any actual or potential proceedings, claims or lawsuits related to or arising under any Environmental Laws and related to the SUITS Assets.

                 (h) Neither SUITS nor any Subsidiary is currently operating or required to be operating any of the SUITS Assets under any compliance order, schedule, decree or agreement, any consent decree, order or agreement, or any corrective action decree, order or agreement issued or entered into under any Environmental Law, except for Environmental Permits currently held by or issued to SUITS or a Subsidiary.

                 (i) SUITS, each Subsidiary and the SUITS Assets are to the best of SUITS' knowledge in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements and obligations established under Environmental Laws except to the extent any such noncompliance would not have a Material Adverse Effect.

         Section 4.20 Brokers and Finders. No broker or finder has acted for SUITS in connection with this Agreement or the transactions contemplated by this Agreement and no broker or finder is entitled to any brokerage or finder's fee or to any commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of SUITS. Section 4.20 of the Disclosure Schedule sets forth the total amount that may be owed in connection with such broker or finder's fees, if any.

         Section 4.21 No Affiliate or Excluded Asset Obligations. Neither SUITS nor any Subsidiary has any obligations or liabilities to the Shareholders or any Affiliate of the Shareholders, except for obligations and liabilities that will be released in full at no cost to SUITS and the Subsidiaries on or prior to the Closing Date and, except for the Notes Receivable, no Shareholder or Affiliate of a Shareholder has any obligation or liability to SUITS or the Subsidiaries. Following the transfer of the Excluded Assets prior to the Closing and thereafter, except for the Notes Receivable, neither SUITS nor any of the Subsidiaries or Affiliate thereof will have any obligations or liabilities, contingent, deferred or otherwise, relating in any respect to or arising from its ownership or former ownership of the Excluded Assets.

         Section 4.22 SUITS Corporate Authority. The execution and delivery of this Agreement by SUITS, the performance by it of all the terms and conditions hereof to be performed by it and the consummation of the transactions contemplated hereby by it, including the Merger, have been duly authorized and approved by any requisite corporate action on the part of SUITS, including all necessary approvals by the Shareholders of the Merger and this Agreement. This Agreement constitutes the legal, valid and binding obligation of SUITS, enforceable against SUITS in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency or other similar laws affecting generally the rights of creditors or by principles of equity.

                                  ARTICLE IV-B
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

         Each Shareholder, severally and not jointly, represents and warrants to UTI pursuant to Sections 4.23 through 4.31, solely as to itself and not as to any other Shareholder, that:

         Section 4.23 No Liens. The shares of SUITS Common Stock owned by such Shareholder is set forth beside such Shareholder's name on Schedule 4.2_ hereto, and such Shareholder owns all of such shares of SUITS Common Stock free and clear of all liabilities, liens, encumbrances, pledges, trusts, voting trusts or stockholders' agreements, equities, charges, options, conditional sale or title retention agreements, covenants, restrictions, reservations, commitments, obligations or other burdens or encumbrances of any nature whatsoever.

         Section 4.24 Effect of Agreement on Shareholders. The execution and delivery of this Agreement by such Shareholder and the consummation of the Merger and the transactions contemplated hereby will not (i) result in any breach of any of the terms or conditions of, or constitute a default under any commitment, mortgage, note, bond, debenture, deed of trust, contract, agreement, license or other instrument or obligation to which such Shareholder is now a party or by which such Shareholder or any of such Shareholder's properties or assets may be bound or affected and which breach or default could have an adverse effect on the Shareholders' ability to vote to approve the Merger; (ii) result in any violation of any Governmental Requirement applicable to such Shareholder; or (iii) to the best of such Shareholder's knowledge, cause any Person who normally does business with SUITS not to continue to do so on the same basis as before.

         Section 4.25      Authorization.

                 (a) Such Shareholder has all requisite legal right, power, capacity and authority to execute and deliver this Agreement and to perform fully such Shareholder's obligations hereunder. This Agreement has been duly executed by such Shareholder and constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency or other similar laws affecting generally the rights of creditors or by principles of equity and the indemnification provisions contained in Section 13.1 being subject to limitation under public policy.

                 (b) No consent, approval, authorization, declaration, filing or registration with any Governmental Entity or any other Person is required to be made or obtained by such Shareholder in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

         Section 4.26      No Untrue Statements.

                 (a) To the best knowledge of such Shareholder, the representations of SUITS contained herein are true and correct.

                 (b) The statements, representations and warranties of such Shareholder set forth in this Agreement and the Exhibits hereto and in all other documents and information furnished to UTI and UTI Sub and its representatives in connection herewith do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements, representations and warranties made not misleading.

         Section 4.27 Brokers and Finders. No broker or finder has acted for such Shareholder in connection with this Agreement or the transactions contemplated by this Agreement and no broker or finder is entitled to any brokerage or finder's fee or to any commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of such Shareholder.

         Section 4.28 No Affiliate Obligations. SUITS and the Subsidiaries do not have any obligations or liabilities to such Shareholder or any Affiliate of such Shareholder, except for obligations and liabilities that will be released in full at no cost to SUITS and the Subsidiaries on or prior to the Closing Date.

         Section 4.29      Investment Purpose.   Such Shareholder is acquiring
a Warrant and a Note for its own account, for investment purposes and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act, except pursuant to a valid registration statement under the Securities Act declared effective by the Commission or pursuant to a valid exemption from registration under the Securities Act. Such Shareholder acknowledges that the issuance to such Shareholder of such Note, such Warrant and any Warrant Shares has not been, and will not be, registered under the Securities Act or the securities laws of any state and such Note, such Warrant and, when issued, the Warrant Shares will contain an appropriate restrictive legend. Each Shareholder acknowledges and agrees that an investment in such Note, such Warrant and any Warrant Shares involves risks of investment, including the risks set forth in UTI's Annual Report on Form 10-K for the year ended December 31, 1997, previously provided to such Shareholder. Such Shareholder further acknowledges and agrees that such Shareholder has received such Form 10-K and has had an opportunity to ask questions regarding UTI and such Shareholder's investment in such Note, such Warrant and any Warrant Shares. Such Shareholder acknowledges and agrees that UTI is relying on the representations contained in this Section 4.29 in connection with entering into this Agreement. Each Shareholder agrees that such Note, such Warrant and the certificates representing his or her Warrant Shares (when issued) will be imprinted with an appropriate "1933 Act" restrictive legend. Such Shareholder represents and warrants that he or she
(a) has the financial ability to bear the economic risk of his or her investment in such Note, such Warrant and any Warrant Shares (including the possible loss of the entire amount thereof), (b) has adequate means for providing for his or her current and future needs and personal contingencies notwithstanding his or her investment in such Note, such Warrant and any Warrant Shares, (c) has no need for liquidity with respect to the investment in such Note, such Warrant and any Warrant Shares and (d) is in such financial and other circumstances that he or she can foresee no situation in which the undersigned may be required to sell such Note, such Warrant or any Warrant Shares. Such Shareholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in such Note, such Warrant and any Warrant Shares.

         Section 4.30 Indebtedness and Agreements. Immediately subsequent to the Effective Time, the Surviving Corporation will have no indebtedness outstanding that is payable to any Shareholder or any of their respective Affiliates. Immediately subsequent to the Effective Time, except for this Agreement, there will be no agreements, contracts, leases, arrangements or other understandings (either written or oral) between such Shareholder and the Surviving Corporation.

         Section 4.31 Individual Shareholder. Such Shareholder is a natural person and is not a foreign person within the meaning of Code Section 1445.

                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF UTI

         UTI represents and warrants to the Shareholders that:

         Section 5.1 Due Incorporation and Qualification. UTI is a corporation duly organized and validly existing under Delaware law and has all requisite power to carry on its business as now being conducted. UTI Sub is a corporation duly organized and validly existing under Texas law. Each of UTI and UTI Sub is qualified to do business in each other jurisdiction in which its failure to so qualify would materially and adversely affect UTI or its financial condition or business or ability to perform the transactions contemplated by this Agreement.

         Section 5.2       Performance of Agreement.

                 (a) Each of UTI and UTI Sub has all necessary corporate power and authority to enter into and carry out the transactions contemplated by this Agreement.

                 (b) Each of UTI's and UTI Sub's execution, delivery and performance of this Agreement have been duly and validly authorized and approved by all necessary corporate action on the part of UTI and UTI Sub, as applicable.

                 (c) The execution, delivery and performance of this Agreement by UTI and UTI Sub, and the transactions contemplated hereby, will not violate (i) any provision of the certificate or articles of incorporation or bylaws of UTI and UTI Sub, (ii) any material agreement or instrument to which UTI is a party or by which UTI is bound or (iii) any judgment, order, ruling, or decree applicable to UTI as a party in interest.

                 (d) Except for the applicable requirements of the HSR Act and any matters set forth in Section 5.2 of the Disclosure Schedule, no consent, approval, authorization, declaration, filing or registration with any Governmental Entity or any other Person is required to be made or obtained by UTI in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

                 (e) This Agreement is the valid and binding agreement of UTI and UTI Sub, enforceable against UTI and UTI Sub in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency or other similar laws affecting generally the rights of creditors or by principles of equity and the indemnification provisions contained in Section 13.2 being subject to limitation under public policy.

         Section 5.3 Brokers and Finders. No agent, broker, investment banker, person or firm acting on behalf of UTI or under its authority is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with any of the transactions contemplated hereby.

         Section 5.4 Financial Ability. UTI has on the date hereof, and on the Closing Date will have, the financial ability to perform its obligations under this Agreement.

         Section 5.5 Authorization for Warrants, Warrant Shares and Note. UTI has taken all necessary corporate action required to authorize it to issue the Notes, the Warrants and the Warrant Shares. Subject to the provisions of
Section 2.1, the Warrant Shares will, when issued in accordance with the Warrants, be validly issued, fully paid and nonassessable and not subject to preemptive rights. The Warrant Shares will, when issued, be listed on the American Stock Exchange (or other principal exchange on which the UTI Common Stock is traded, or the Nasdaq National Market System, if quoted thereon, subject to official notice of issuance. UTI has duly reserved for issuance from its authorized and unissued shares of UTI Common Stock the number of shares of UTI Common Stock needed for issuance of the Warrant Shares. Subject to the provisions of Section 2.1, the Note, when issued pursuant to the terms hereof, will constitute the legal, valid and binding obligation of UTI, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency or other similar laws affecting generally the rights of creditors or by principles of equity.

         Section 5.6 SEC Documents. UTI has provided to SUITS its Annual Report on Form 10-K for the year ended December 31, 1997, its Current Reports on Form 8-K dated April 23, 1998, as amended, its quarterly report on Form 10-Q for the three months ended March 31, 1998 and its proxy statement with respect to its Annual Meeting of Stockholders for 1998 (such documents collectively referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of UTI included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of UTI and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since March 31, 1998, other than as discussed in the SEC Documents, there has been no material adverse change in the business of UTI and its subsidiaries, taken as a whole.

                                   ARTICLE VI
                    OBLIGATIONS OF PARTIES PRIOR TO CLOSING

         Section 6.1 General. Up to and including the Closing Date, none of the parties will take any action that would cause any of its representations and warranties herein not to be true and correct in all material respects as of the Closing Date except by written authorization of the other parties. Each party shall use its best efforts to carry out and comply with the provisions of this Agreement, to satisfy the conditions applicable to such party and to consummate the Merger in accordance with this Agreement.

         Section 6.2 Access to Records and Properties of SUITS. Subject to requirements of confidentiality imposed by contract or by law, SUITS will, and the Shareholders will cause SUITS to, make available to UTI and its accountants, counsel and other representatives access during normal business hours to the properties, books and records of SUITS and the Subsidiaries and allow SUITS' and the Subsidiaries' officers and representatives to be available to UTI for consultation.

         Section 6.3 Conduct of Business of SUITS Until the Closing. Except as set forth in Section 6.3 of the Disclosure Schedule, up to and including the Closing Date, unless UTI consents in writing to contrary action, SUITS will and will cause each Subsidiary to, and the Shareholders will cause SUITS to:

                 (a) not change its capital stock by reclassification, subdivision, reorganization, issuance of additional stock or otherwise;

                 (b) not issue or sell, or purchase or otherwise reacquire, any of its capital stock, or grant or commit to grant any options, warrants, or other rights to subscribe for, or purchase, or otherwise acquire, any shares of its capital stock, or issue or commit to issue any securities convertible into or exchangeable for shares of its capital stock;

                 (c) not declare any dividend on its capital stock or make any other similar payment or distribution thereon or in respect thereof except for those made in the Ordinary Course of Business and that shall reduce Working Capital except to the extent accrued on the Reference Balance Sheet;

                 (d) not change or amend its Certificate of Incorporation or By-Laws;

                 (e) maintain its books, records and accounts in accordance with its historical practice and in the usual and regular manner consistent with prior years;

                 (f) not borrow or agree to borrow any money or guarantee, or agree to guarantee the obligations of others;

                 (g) not make any contracts or commitments other than in the Ordinary Course of Business;

                 (h) not allow any material contract to be terminated or to be materially modified prior to the full term of the contract unless approved by the Board of Directors or by a duly authorized officer;

                 (i) not create, assume or permit to exist any mortgage, pledge or other lien or encumbrance on any of its assets except in the Ordinary Course of Business;

                 (j) other than the Excluded Assets, not sell, assign, lease or otherwise dispose of any of its material assets other than in connection with the replacement of obsolete or worn-out items;

                 (k) use best efforts to (i) preserve intact the current business organizations of SUITS and the Subsidiaries, (ii) keep available the services of the current officers, employees and agents of the SUITS and the Subsidiaries, and (iii) maintain the relations and goodwill with all suppliers, customers, licensers, licensees, landlords, trade creditors, employees, agents and others having business relationships with SUITS or the Subsidiaries;

                 (l) furnish to UTI copies of all financial statements and certificates and reports concerning operation of the business, as and when such financial statements, certificates and reports are delivered to any Shareholder or pursuant to any material contract of SUITS or a Subsidiary; and

                 (m) use its best efforts not to do, or fail to do, any act that results or will result (i) in any of the representations and warranties of SUITS or the Shareholders under this Agreement being materially incorrect or (ii) in the nonfulfillment of any of the conditions stated in
Article VII.

         Section 6.4 Transfer of Excluded Assets. Prior to the Closing, the Shareholders shall cause SUITS to transfer the Excluded Assets to the Shareholders pursuant to the transfer documents attached to Section 4.3 of the Disclosure Schedule. As part of the transfer of the Excluded Assets, the transferee of the Excluded Assets shall assume all obligations and liabilities relating to the Excluded Assets. The transferees of the Excluded Assets shall at or prior to the Closing execute, at the sole cost of the transferee, any agreements, certificates or other documents upon the reasonable request of UTI that are reasonably necessary to effectuate an orderly transfer of the Excluded Assets and to evidence the assumption of all liabilities and obligations relating to the Excluded Assets.

                                  ARTICLE VII
                     CONDITIONS PRECEDENT TO OBLIGATIONS OF
                           SUITS AND THE SHAREHOLDERS

         The obligations of SUITS and the Shareholders to close the transactions contemplated herein are subject to satisfaction of the conditions set out in this Article VII at or before the Closing Date.

         Section 7.1 Opinion of Counsel. SUITS shall have received the opinion of counsel to UTI, dated the Closing Date, substantially in the form of Exhibit H.

         Section 7.2       Performance and Obligations of UTI.

                 (a) All of the terms and conditions of this Agreement to be complied with and performed by UTI at or before the Closing Date shall have been complied with and performed in all material respects, and the representations and warranties made by UTI in this Agreement shall be correct in all material respects with the same force and effect as though such representations and warranties had been made at and as of the Closing Date.

                 (b) UTI shall have delivered to SUITS a certificate, dated the Closing Date, substantially in the form of Exhibit I.

                 (c) UTI shall have complied on or before the Closing Date in all material respects with each of its covenants or agreements of UTI contained in this Agreement to be performed on or before the Closing Date.

         Section 7.3 Governmental Approvals. The waiting period (and any extension thereof) under the HSR Act shall have expired or been terminated. No statute, rule or regulation or order of any court or administrative agency shall be in effect that prohibits SUITS and the Shareholders from consummating the transactions contemplated hereby and no suit, action, investigation or other proceeding by any Governmental Entity shall have been instituted or threatened seeking to restrain or prohibit UTI, SUITS or the Shareholders from consummating the transactions contemplated hereby.

         Section 7.4 Release of Guaranty. SUITS, the Subsidiaries and the Shareholders (and any other person who may be a guarantor) shall have been fully released from all obligations as guarantors of indebtedness and other obligations of SUITS to Security National Bank of Enid, Oklahoma.

                                  ARTICLE VIII
                   CONDITIONS PRECEDENT TO OBLIGATIONS OF UTI

         The obligations of UTI to close the transactions contemplated herein are subject to satisfaction of the conditions set out in this Article VIII at or before the Closing Date.

         Section 8.1 Absence of Litigation. No suit, action or other proceeding by a third party or Governmental Entity shall have been instituted or threatened before any Governmental Entity to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or that is related to or arises out of, this Agreement or the consummation of the transactions contemplated hereby, that, in the reasonable judgment of UTI, would make it inadvisable to consummate such transactions.

         Section 8.2 Opinion of Counsel. UTI shall have received the opinion of counsel to SUITS and the Shareholders, dated the Closing Date, substantially in the form of Exhibit J.

         Section 8.3       Performance and Obligations of the Shareholders.

                 (a) All of the terms and conditions of this Agreement to be complied with and performed by SUITS and the Shareholders at or before the Closing Date shall have been complied with and performed in all material respects, and the representations and warranties made by SUITS and the Shareholders in this Agreement shall be correct in all material respects with the same force and effect as though such representations and warranties had been made as of the Closing Date.

                 (b) The Shareholders and SUITS shall have delivered to UTI a certificate, dated the Closing Date, substantially in the form of Exhibit K.

         Section 8.4 Covenants and Agreements Performed. SUITS and the Shareholders shall have complied on or before the Closing Date in all material respects with each of the covenants or agreements of SUITS and the Shareholders contained in this Agreement to be performed on or before the Closing Date.

         Section 8.5 Governmental Approvals. The waiting period (and any extension thereof) under the HSR Act shall have expired or been terminated. No statute, rule or regulation or order of any court or administrative agency shall be in effect that prohibits UTI from consummating the transactions contemplated hereby and no suit, action, investigation or other proceeding by any Governmental Entity shall have been instituted or threatened seeking to restrain or prohibit UTI, SUITS or the Shareholders from consummating the transactions contemplated hereby.

         Section 8.6 Consents. All consents, approvals, authorizations, exemptions and waivers set forth in Section 4.16 of the Disclosure Schedule shall been obtained and be effective and all other consents, approvals, authorizations, exceptions and waivers from third persons that shall be required in order to enable SUITS and the Shareholders to consummate the transactions contemplated hereby shall have been obtained.

         Section 8.7 No Adverse Change. There shall not have occurred any Material Adverse Effect.

         Section 8.8 Diminution in Value of the Assets. Since the date of this Agreement, there shall not have been an actual or constructive total loss of any of the Rigs.

                                   ARTICLE IX
                                    CLOSING

         Section 9.1 Place of Closing and Closing Date. The closing of the transactions contemplated herein (the "Closing") shall take place at the offices of Fulbright & Jaworski L.L.P. in Houston, Texas, subject to the satisfaction of the conditions precedent stated in Articles VII and VIII on August 15, 1998, or such other date as may be mutually agreed.

         Section 9.2 Closing Deliveries by UTI. At the Closing, UTI shall deliver to SUITS and the Shareholders as provided in Article III the following:

                 (a)       the Cash Consideration, the Warrants and the Note;

                 (b)       the executed Opinion of Counsel described in Section
7.1;

                 (c) the certificate executed by an authorized officer of UTI described in Section 7.2(b); and

                 (d) a certificate executed by the Secretary (or Assistant Secretary) of UTI and UTI Sub dated as of the Closing Date, providing the resolutions adopted by the Board of Directors of UTI and UTI Sub and the sole shareholder of UTI Sub authorizing the Merger under this Agreement and the continued effectiveness of such resolutions, and presenting the incumbency and representative signatures of the officers executing this Agreement on behalf of UTI and UTI Sub, as the case may be.

         Section 9.3 Closing Deliveries by the Shareholders. At the Closing, the Shareholders shall deliver to UTI the following:

                 (a) certificates evidencing the Shares duly endorsed for transfer to UTI;

                 (b) a certificate of good standing for SUITS issued by the Oklahoma Secretary of State, a good standing tax certificate from the Oklahoma Tax Commission and a certificate of existence and good standing (including as to tax status) in each jurisdiction listed on Section 4.1 of the Disclosure Schedule, in each case and dated as of a date no more than ten days prior to the Closing Date;

                 (c)       the executed Opinion of Counsel described in Section
8.2;

                 (d)       the certificate described in Section 8.3(b);

                 (e) a certificate executed by the Secretary (or Assistant Secretary) of SUITS dated as of the Closing Date, providing the resolutions adopted by the Board of Directors of SUITS authorizing the Merger under this Agreement and the continued effectiveness of such resolutions, and presenting the incumbency and representative signatures of the officers executing this Agreement on behalf of SUITS and, if applicable, the authority of such officers executing this Agreement on behalf of the Shareholders; and

                 (f) certificate providing all documents relating to the transfer of the Excluded Assets.

                                   ARTICLE X
                                  TERMINATION

         Section 10.1      Termination.  This Agreement may be terminated:

                 (a) At any time prior to the Closing Date with the mutual written consent of the Shareholders, SUITS, UTI and UTI Sub;

                 (b) By UTI, if a material default shall have occurred in the observance or in the due and timely performance by SUITS or the Shareholders of any agreements and covenants of SUITS or the Shareholders herein contained, or if there shall have occurred a breach by SUITS or the Shareholders of any of the warranties and representations of SUITS or the Shareholders herein contained, and such default or breach has not been cured by SUITS or the Shareholders, as the case may be, or has not been waived by UTI;

                 (c) By SUITS, if a material default shall have occurred in the observance or in the due and timely performance by UTI of any agreements and covenants of UTI herein contained, or if there shall have occurred a breach by UTI of any of the warranties and representations of UTI herein contained, and such default or breach has not been cured by UTI or has not been waived by SUITS; and

                 (d) By UTI or SUITS (provided the terminating party (including the Shareholders in the case of SUITS) has not materially breached any of its agreements, covenants or representations and warranties herein contained) if the Closing shall not have occurred on or before August 31, 1998.

                                   ARTICLE XI
                      OBLIGATIONS OF PARTIES AFTER CLOSING

         Section 11.1 Post-Closing Confidentiality. After the Closing, the Shareholders and their Affiliates shall maintain as confidential information all information in their possession regarding SUITS or its business or assets, and shall not disclose any of such information to any Person except as may be required to comply with applicable law.

         Section 11.2 Cooperation Regarding Financial Information. The Shareholders, if requested by UTI and at UTI's expense, shall cooperate and assist Ernst & Young LLP or other accounting firm designated by UTI (the "Accountants") in preparing such audited financial statements of SUITS that UTI may reasonably require to permit UTI to timely file a Current Report Form 8-K with the Commission in accordance with the Exchange Act and the rules and regulations thereunder in connection with the transactions contemplated hereby and to comply with any financial statement requirements with respect to SUITS applicable to UTI under the Exchange Act, the Securities Act and the rules and regulations thereunder. If requested, the Shareholders shall use reasonable good faith efforts to cause Baird Kurtz & Dobson to assist the Accountants, at UTI's expense, in delivering such audited financial statements to UTI within ten business days prior to the date that UTI is required to file such financial statements with the Commission in connection with such obligations. The Shareholders shall cause Baird Kurtz and Dobson to provide UTI, at UTI's expense, with access to such firm's work papers in support of any accounting or auditing work performed by the Accountants in respect of SUITS. The Shareholders will cooperate with and assist UTI in preparing, and, if requested, shall use reasonable efforts to cause Baird Kurtz and Dobson to cooperate with and assist the Accountants in preparing, such other audited financial statements for SUITS as may be specified by UTI.

         Section 11.3 Covenant Not to Compete With the Business. As an inducement to UTI and UTI Sub to effect the Merger and subject to the cash payments aggregating $150,000 to Jerry L. Suits and $100,000 to Peter C. Dillingham (which shall be paid in equal one-third installments ($50,000 for Jerry L. Suits and $33,333 for Peter C. Dillingham) on the Closing Date, on July 31, 1999, and on July 31, 2000), each of Jerry L. Suits and Peter C. Dillingham, agrees that, effective as of the Closing Date, for a period of three years thereafter in all jurisdictions other than Louisiana, for which the period shall be two years, he will not, and will cause each of his Affiliates to not, without the consent of UTI, directly or indirectly, provide contract land drilling services in the States of Oklahoma, Texas and New Mexico and the parishes in Louisiana listed in Section 11.3 of the Disclosure Schedule, except for the account of UTI and its Affiliates; provided that nothing herein contained shall prevent Jerry Suits or Peter Dillingham from providing consulting services relating to oilfield service operations not involving contract drilling services. Each of Jerry L. Suits and Peter C. Dillingham acknowledges that a remedy at law for any breach or attempted breach of this
Section 11.3 will be inadequate and further agrees that any breach of this
Section 11.3 will result in irreparable harm to UTI and UTI Sub, and, accordingly, UTI shall, in addition to any other remedy that may be available to any of them, be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach. Each of Jerry
L. Suits and Peter C. Dillingham acknowledges that this covenant not to compete is being provided as an inducement to UTI to effect the Merger and that this
Section 11.3 contains reasonable limitations as to time, geographical area and scope of activity to be restrained that do not impose a greater restraint than is necessary to protect the goodwill or other business interest of UTI and SUITS. Whenever possible, each provision of this Section 11.3 shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Section 11.3 shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Section 11.3. If any provision of this Section 11.3 shall, for any reason, be judged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Section 11.3 but shall be confined in its operation to the provision of this Section 11.3 directly involved in the controversy in which such judgment shall have been rendered. In the event that the provisions of this Section 11.3 should ever be deemed to exceed the time or geographic limitations permitted by applicable law, then such provision shall be reformed to the maximum time or geographic limitations permitted by applicable law. Any other provision of this Agreement to the contrary notwithstanding, the ownership of less than 5% of any class of stock of a publicly-traded company engaged in providing contract land drilling services shall not, solely by reason of such investment, be deemed a violation of this Section 11.3.

         Section 11.4 Severance and Retention Bonuses and Notes Receivable. UTI agrees to cause the Surviving Corporation to honor and perform the Severance and Retention Bonus Obligations with respect to all employees of SUITS as of the date hereof. Nothing contained in this Section 11.4, however, shall prohibit or prevent the Surviving Corporation or UTI from terminating the employment of any employee of SUITS nor shall this provision constitute an agreement to employ any of such persons. Immediately following the Closing, the Shareholders shall cause the Notes Receivable, including the $70,000 in accrued and unpaid interest thereon, to be repaid to SUITS. In the event such repayment is not made within five business days of the Closing, UTI's obligations under the Notes shall terminate immediately.

         Section 11.5 Final Tax Return. UTI agrees that, as soon as reasonably practicable following the Closing, it will file consolidated federal income tax return for SUITS relating to the period beginning on December 1, 1997 through the Closing Date. To the extent that as a result of the preparation of such federal income tax return, a net operating loss is generated that may be carried back to the prior taxable year, UTI shall cause SUITS to make all filings with the Internal Revenue Service reasonably necessary for SUITS to apply such net operating losses (to the extent permitted by applicable law) to prior year taxable income of SUITS. To the extent SUITS actually receives a refund from the IRS relating to a reduction in previously paid Taxes as a result of the carry back of any such net operating loss, SUITS shall forward such amounts to the Shareholders according to their respective Proportionate Shares.

                                  ARTICLE XII
                       NATURE OF STATEMENTS AND SURVIVAL

         Section 12.1 Representations and Warranties. The several representations and warranties of the parties shall survive the execution and delivery of this Agreement and the Closing and shall remain in full force and effect for a period beginning on the date hereof and ending three years following the Closing Date, with the following exceptions:

                 (a) the Extended Representations shall survive the execution and delivery of this Agreement and the Closing and shall remain in full force and effect without limitation as to time; and

                 (b) the representations and warranties set forth in Sections 4.8, 4.20, 4.27 and 5.3 shall survive the execution and delivery of this Agreement and the Closing and shall remain in full force and effect for a period beginning on the date hereof and ending on the 90th day after the expiration of all applicable statutes of limitations, including any and all extensions thereof.

The period during which the representations and warranties shall survive is referred to herein with respect to such representations and warranties as the "Survival Period".

         Section 12.2 Effect of Survival. The several representations and warranties made herein by each party shall be effective with respect to any inaccuracy therein or breach thereof (and a claim for indemnification under Article XIII may be made thereon) if a written notice asserting the claim shall have been given within the Survival Period to the party that made the representation or warranty. Any claim for indemnification made during the Survival Period shall be valid, and the representations and warranties relating thereto shall remain in effect for purposes of that indemnification, notwithstanding the fact that the claim may not be resolved within the Survival Period.

         Section 12.3 Effect of Investigation. All representations, warranties, covenants and agreements made by the parties shall not be affected by any investigation heretofore or hereafter made by and on behalf of any of them and shall not be deemed merged into any instruments or agreements delivered in connection with this Agreement or the Closing or otherwise in connection with the transactions contemplated hereby.

         Section 12.4 Survival of Covenants and Agreements. The covenants and agreements entered into pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing without limitation.

                                  ARTICLE XIII
                                INDEMNIFICATION

         Section 13.1 General Indemnity by the Shareholders. Each Shareholder, jointly and severally (except with respect to representations and warranties contained in Article IV-B, as to which each Shareholder severally, and not jointly), covenants and agrees that such Shareholder will indemnify, hold harmless and defend UTI and UTI Sub and their respective officers, directors, employees, agents, representatives and affiliates and successors and assigns (collectively, the "UTI Indemnified Parties"), at all times from and after the Closing Date, from and against any and all Damages of or to any of UTI Indemnified Parties that may now or in the future be paid, incurred or suffered by any UTI Indemnified Party or asserted against any UTI Indemnified Party by any Person resulting or arising from or incurred in connection with any one or more of the following:

                 (a) any Shareholder Retained Liabilities or any of the Excluded Assets, to the extent such amounts are not specifically accrued for in Working Capital on the Final Statement;

                 (b) any and all Taxes pertaining or attributable to SUITS and any of the Subsidiaries or their Affiliates with respect to any and all taxable periods or discrete portions thereof ending on or before the Closing Date, including any Taxes payable by SUITS, UTI or UTI Sub as a result of the Merger or the transfer of the Excluded Assets, to the extent such amounts are not specifically accrued for in Working Capital on the Final Statement;

                 (c) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related to any liens, obligations or encumbrances of any nature whatsoever against or in any way related to the Excluded Assets or the assets or the business of SUITS or any of the Subsidiaries or Affiliates to the extent such liability or claim for liability arises in connection with any lien, obligation or encumbrance that is in existence at or attributable to periods prior to the Closing Date, to the extent not specifically accrued for in Working Capital on the Final Statement;

                 (d) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related to any lawsuit or threatened lawsuit or claim involving the Shareholders, SUITS or any of their Subsidiaries or Affiliates based upon actions, omissions or events occurring on or prior to the Closing Date;.

                 (e) any liability or claim for liability (whether in contract, in tort or otherwise, and whether or not successful) related to any workers' compensation or worker injury claim based on any actions, omissions or events occurring on or prior to the Closing Date, except to the extent accrued for in Working Capital on the Final Statement;

                 (f) any obligation, liability or claim for liability (whether in contract, in tort, or otherwise, and whether or not successful) of SUITS or any of the Subsidiaries to any Affiliate of such Shareholders to the extent such obligation, liability or claim arises in connection with any action, omission or event occurring on or prior to the Closing Date or relates to any agreement or commitment in existence on the Closing Date, except to the extent accrued for in Working Capital on the Final Statement;

                 (g) any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of SUITS or the Shareholders under this Agreement or from any misrepresentation in or omission from any list, schedule, certificate or other instrument furnished or to be furnished to UTI pursuant to the terms of this Agreement; and

                 (h) all Environmental Liabilities, whenever incurred, based upon, arising from or related to any conditions, events, circumstances, facts, activities, practices, incidents, actions or omissions occurring or existing on or prior to the Closing Date at, on, under, about, or within any SUITS Asset regardless of whether such Environmental Liabilities are known, unknown, disclosed, undisclosed, fixed or contingent, or whether such Environmental Liabilities relate to on-site or off-site Environmental Conditions, including without limitation any such Environmental Liabilities arising from the use, storage, handling, treatment, disposal, generation, transportation or release of any Hazardous Materials on or prior to the Closing Date.

         Section 13.2 General Indemnity by UTI. UTI covenants and agrees that it will indemnify, hold harmless and defend the Shareholders and their representatives and affiliates (collectively, the "Shareholders Indemnified Parties"), at all times from and after the Closing Date, from and against any and all Damages that may now or in the future be paid, incurred or suffered by any Shareholders Indemnified Party or asserted against any Shareholders Indemnified Party by any Person resulting or arising from or incurred in connection with any misrepresentation, breach of warranty or nonfulfillment of any covenant or agreement on the part of UTI under this Agreement or from any misrepresentation in or omission from any list, schedule, certificate or other instrument furnished or to be furnished to the Shareholders pursuant to the terms of this Agreement (excluding in each case all liabilities and obligations for which the Shareholders have agreed to indemnify the UTI Indemnified Parties pursuant to Section 13.1 above).

         Section 13.3 Indemnification Basket; Limitation; Effect of Materiality Qualifiers; Pro Rata Obligation.

                 (a) There shall be no indemnification for a breach of a representation or warranty recoverable against a party obligated to provide indemnification therefor under this Article XIII until the Damages for all breaches of representations and warranties by such party exceed $100,000 in the aggregate (the "Basket Amount"), and once all such damages for breaches of representations and warranties exceed the Basket Amount, such party shall be obligated to the other party for any and all such Damages for breaches of representations and warranties in excess of the Basket Amount, provided, however, that such liability for Damages for breach of such representations and warranties shall not exceed, in the aggregate, the amount of the Merger Consideration.

                 (b) Any claim for indemnification with respect to the breach or inaccuracy of a representation or warranty must be made within the Survival Period applicable to the representation or warranty subject to indemnification. Any claim for indemnification that is made during the applicable period for making such claim shall remain in effect for purposes of such indemnification and all matters relating to such claim, including counterclaims and other claims arising out of or relating to the same general matter, notwithstanding such claim may not be resolved within the applicable Survival Period.

                 (c) For purposes of determining the right of a party to make a claim for indemnification for a breach of representation or warranty under Sections 13.1 and 13.2, all representations and warranties that have been made subject to a materiality or dollar qualification (including any Material Adverse Effect) shall be deemed to have been made without that qualification, it being understood and agreed that the thresholds provided for under Section 13.3(a) are intended to be the only materiality qualification for such matters for purposes of indemnification.

         Section 13.4 Waiver of Contribution. Any claim for indemnification made by any UTI Indemnified Party pursuant to Article XIII shall be asserted against the Shareholders and their successors and assigns. Each Shareholder hereby expressly acknowledges and agrees that he shall be liable and responsible therefor and that he shall not seek or receive indemnification or contribution from SUITS with respect to such claim for indemnification.

         Section 13.5 Notice of Claim. UTI agrees that upon its discovery of facts giving rise to a claim for indemnity under the provisions of this Agreement (such facts being referred to herein as an "Indemnity Claim"), UTI will give prompt notice thereof in writing to the party from which indemnity may be sought, together with a statement of such information regarding the Indemnity Claim as it shall then have, provided that any delay in giving or failure to give such notice shall not limit any UTI Indemnified Party's rights to indemnity hereunder except to the extent that the indemnifying party is shown to have been materially prejudiced by such delay or failure.

         Section 13.6 Right to Participate in Defense. With respect to any Indemnity Claim related to third party claims or liabilities, the Person seeking indemnification (the "Indemnified Person") shall notify the Person from whom indemnification is sought (the "Indemnifying Person") in writing of such claim or of the commencement of such action, and, subject to provisions hereinafter stated, in case any such action shall be brought against an Indemnified Person and such Indemnifying

Person shall have been notified of the same, such Indemnifying Person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person, and after notice from the Indemnifying Person to such Indemnified Person of its election to assume the defense thereof, such Indemnifying Person shall not be liable to such Indemnified Person for the fees and expenses of legal counsel for such Indemnified Person incurred thereafter in connection with the defense thereof; provided, however, if there exists or will exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Person for the same counsel to represent both the Indemnified Person and such Indemnifying Person, then such Indemnified Person shall be entitled to retain its own counsel at the expense of such Indemnifying Person; provided further, however, the Indemnifying Person shall not be required to pay for more than one separate counsel for all of the Indemnified Persons in addition to any local counsel. The Indemnifying Party and the Indemnified Party agree to cooperate fully in the conduct of any such claim, suit or proceeding, negotiation, compromise or settlement thereof, but no such compromise or settlement shall be made without the express prior written consent of the Indemnified Party.

         Section 13.7 Payment and Right of Offset. Each party owing an indemnity obligation hereunder shall promptly pay to the party entitled to indemnity hereunder the amount of any Damages to which such party is entitled by reason of the provisions of this Agreement. The indemnifying party shall pay to the indemnified parties all costs of investigation and defense with respect to matters subject to indemnity hereunder as such costs are incurred. The parties agree that UTI shall have the right to set-off and shall first apply and reduce against its obligations under the Note against interest, then against principal any amounts owing by the Shareholders to UTI as a result of the Shareholders' indemnity obligations under this Article XIII. UTI shall give written notice to the Shareholders of any exercise of such set-off, including the amount owed UTI by the Shareholders under this Article XIII that UTI desires to set-off against principal or interest owed by UTI under the Note (the "Proposed Set-Off Amount"); provided, however, the failure to give such notice shall in no manner affect the right of UTI in respect to set-offs and corresponding applications of funds. During the period beginning when UTI notifies the Shareholders of a set-off claim for indemnification under this
Article XIII and the date the claim is resolved, interest shall not accrue on the principal amount of the Note equal to the amount of the Proposed Set-Off Amount; provided further, however, that if such claim is ultimately resolved for an amount less than the Proposed Set-Off Amount (the difference between such amount and the Proposed Set-Off Amount referred to herein as the "Claim Amount Difference"), UTI shall pay to the Shareholders, at the next interest payment date, the amount of interest (to the extent not already paid) not paid on the Claim Amount Difference prior to the ultimate resolution of such claim. In the event there be any outstanding claim for indemnification by UTI under this Article XIII that has not been resolved as of the maturity date of the Note, UTI shall be entitled to defer payment of such principal in the amount that UTI believes the Shareholders will be required to indemnify UTI. Any amounts deposited into an escrow account to be governed by the escrow agreement referred to in the Note shall continue to be subject to UTI's right to set-off described herein.

                                  ARTICLE XIV
                                    RELEASE

         Section 14.1      Release.

                 (a) AS OF THE CLOSING DATE, EACH SHAREHOLDER DOES HEREBY FOR HIMSELF AND HIS SUCCESSORS AND ASSIGNS REMISE, RELEASE, ACQUIT AND FOREVER DISCHARGE UTI, UTI SUB, SUITS AND THEIR RESPECTIVE AFFILIATES, AND THEIR SUCCESSORS AND ASSIGNS, FROM ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, RESPONSIBILITIES, DISPUTES, CAUSES OF ACTION AND OBLIGATIONS OF EVERY NATURE WHATSOEVER, LIQUIDATED OR UNLIQUIDATED, KNOWN OR UNKNOWN, MATURED OR UNMATURED, FIXED OR CONTINGENT, THAT THE SHAREHOLDER OR HIS AFFILIATES NOW HAS, OWNS OR HOLDS OR HAS AT ANY TIME PREVIOUSLY HAD, OWNED OR HELD AGAINST SUCH PARTIES, INCLUDING WITHOUT LIMITATION ALL LIABILITIES CREATED AS A RESULT OF THE NEGLIGENCE, GROSS NEGLIGENCE AND WILLFUL ACTS OF SUITS AND ITS EMPLOYEES AND AGENTS, OR UNDER A THEORY OF STRICT LIABILITY, EXISTING AS OF THE CLOSING DATE OR RELATING TO ANY ACTION, OMISSION OR EVENT OCCURRING ON OR PRIOR TO THE CLOSING DATE; PROVIDED, HOWEVER, THAT ANY CLAIMS, LIABILITIES, DEBTS OR CAUSES OF ACTION THAT MAY ARISE IN THE CONNECTION WITH THE FAILURE OF ANY OF THE PARTIES HERETO TO PERFORM ANY OF THEIR OBLIGATIONS HEREUNDER OR UNDER ANY OTHER AGREEMENT RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY OR FROM ANY BREACHES BY ANY OF THEM OF ANY REPRESENTATIONS OR WARRANTIES HEREIN OR IN CONNECTION WITH ANY OF SUCH OTHER AGREEMENTS SHALL NOT BE RELEASED OR DISCHARGED PURSUANT TO THIS AGREEMENT; PROVIDED, HOWEVER, WITH RESPECT TO THE INDIVIDUALS WHO ARE OR HAVE BEEN DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS OF SUITS PRIOR TO THE CLOSING, THIS RELEASE WILL DOES NOT EXTEND TO ACTS OF FRAUD PERPETRATED AGAINST THE SHAREHOLDERS BY ANY OF SUCH PERSONS, NOR WITH RESPECT TO ANY TRANSACTION BETWEEN SUITS AND ANY OF SUCH PERSONS IN WHICH ANY OF SUCH PERSONS HAD A DIRECT FINANCIAL INTEREST AND IN WHICH THE SHAREHOLDERS DID NOT PARTICIPATE, FINANCIALLY OR OTHERWISE.

                 (b) Each Shareholder represents and warrants that it has not previously assigned or transferred, or purported to assign or transfer, to any Person or entity whatsoever all or any part of the claims, demands, liabilities, responsibilities, disputes, causes of action or obligations released herein. Each Shareholder covenants and agrees that such Shareholder will not assign or transfer to any Person or entity whatsoever all or any part of the claims, demands, liabilities, responsibilities, disputes, causes of action or obligations to be released herein. Each Shareholder represents and warrants that such Shareholder has read and understands all of the provisions of this Section 14.1 and that he has been represented by legal counsel of his own choosing in connection with the negotiation, execution and delivery of this Agreement.

                                   ARTICLE XV
                              REGISTRATION RIGHTS

         Section 15.1 Piggyback Rights. If, at any time after the date hereof, UTI proposes to register under the Securities Act any shares of UTI Common Stock for sale by it pursuant to an underwritten public offering of UTI Common Stock (except with respect to registration statements filed on Form S-4 or such other forms as shall be prescribed under the Securities Act for the same purposes as such form), it will at each such time, prior to the filing of any such registration statement, give written notice to each Shareholder that is a holder of a Warrant (each a "Holder") of its intention so to do, regardless of whether such Holder has previously exercised piggyback registration rights as to any other shares of stock held by it, and, upon the written request (which must specify the number of Warrant Shares requested to be included in such underwritten offering) of such Holder (a "Requesting Holder") delivered to UTI within five days of receipt of UTI's notice,

UTI will use commercially reasonable efforts to cause any Warrant Shares as to which registration shall have been so requested to be included in the shares to be covered by the registration statement proposed to be filed by UTI. Nothing contained in this Section 15.1 shall, however, limit UTI's right to cancel, postpone or withdraw any such proposed registration for any reason. Any request by a Requesting Holder pursuant to this Section 15.1 to register Warrant Shares for sale in the underwriting shall be on the same terms and conditions as the shares of UTI Common Stock to be registered and sold through underwriters under such registration; provided, however, that as a condition to such inclusion such Requesting Holder shall execute an underwriting agreement acceptable to the underwriters and, if requested, a custody agreement and power of attorney having such customary terms as the underwriters shall request, including indemnification, and if the managing underwriter determines and advises in writing that the inclusion in the underwriting of all Warrant Shares proposed to be included by such Requesting Holder and any other shares of UTI Common Stock sought to be registered by any other stockholder of UTI exercising rights comparable to those of the Requesting Holders under this Article 15 (the "Other UTI Common Stock") would, in its reasonable and good faith judgment, interfere with the successful marketing of the securities proposed to be registered for underwriting by UTI, then the number of Warrant Shares and Other UTI Common Stock requested to be included in the underwriting shall be reduced pro rata among the Requesting Holders and the holders of Other UTI Common Stock requesting such registration and inclusion in the underwriting and may, in the determination of such managing underwriter and consistent with pro rata reduction, be reduced to zero.

         Section 15.2 Procedure. If and whenever UTI is required by the provisions of this Article 15 to use commercially reasonable efforts to effect the registration of any Warrant Shares under the Securities Act, UTI will, subject to the other provisions of this Article 15:

                 (a) as expeditiously as reasonably practicable, prepare and file with the Commission the registration statement on in which such Warrant Shares are to be included and seek to cause such registration statement to become and remain effective;

                 (b) as expeditiously as reasonably practicable, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act in accordance with the intended method of distribution set forth in such registration statement;

                 (c) as expeditiously as reasonably practicable, furnish to each Requesting Holder such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act, and such other documents as such Requesting Holder may reasonably request, in order to facilitate the public sale of such Warrant Shares; provided, however, that the obligation of UTI to deliver copies of prospectuses or preliminary prospectuses to such Requesting Holder shall be subject to the receipt by UTI of reasonable assurances from such Requesting Holder that it will comply with the applicable provisions of the Securities Act and of such other securities laws as may be applicable in connection with any use by it of any prospectuses or preliminary prospectuses;

                 (d) as expeditiously as reasonably practicable, furnish, at the request of such Requesting Holder, on the date that Warrant Shares are to be delivered to the underwriters for sale pursuant to such registration (i) an opinion, dated such date, of the independent counsel representing UTI for the purposes of such registration, addressed to the underwriters and to the Requesting Holders, stating that such registration statement has become effective under the Securities Act and that (A) the registration statement and the related prospectus, and each amendment or supplement thereto, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements or other financial or statistical or reserve data contained or incorporated by reference therein); and (B) no facts have come to the attention of such counsel that caused such counsel to believe (with customary qualifications) that either the registration statement or the final prospectus, or any amendment or supplement thereto, in light of the circumstances under which they were made, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no belief as to financial statements or other financial or statistical or reserve data contained or incorporated by reference therein or as to any information provided by the Requesting Holders or any underwriter for inclusion therein); and (ii) a letter, dated such date, from the independent certified public accountants of UTI, addressed to the underwriters, stating that they are independent certified public accountants within the meaning of the Securities Act and that in the opinion of such accountants, the financial statements and other financial data of UTI included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act. Such letter from the independent certified public accountants shall additionally cover such other customary financial matters (including information as to the period ending not more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters or the Requesting Holders may reasonably request;

                 (e) as expeditiously as practicable, use its best efforts to register or qualify Warrant Shares covered by such registration statement under such other securities laws of such United States jurisdictions as the Requesting Holders shall reasonably request (considering the nature and size of the offering) and do any and all other acts and things that may be necessary or desirable to enable the Requesting Holders to consummate the public sale or other disposition in such jurisdictions of Warrant Shares; provided, however, that UTI shall not be required to qualify to transact business as a foreign corporation in any jurisdiction in which it would otherwise not be required to be so qualified or to take any action that would subject it to general service of process in any jurisdiction in which it is not then so subject;

                 (f) bear all Registration Expenses (as defined below) in connection with all registrations hereunder; provided, however, that all Selling Expenses (as defined below) of Warrant Shares and all fees and disbursements of counsel for the Requesting Holders in connection with each registration pursuant to this Article 15 shall be borne by the Requesting Holders. Expenses incurred by UTI in complying with this Article 15, including, without limitation: (i) all registration and filing fees; (ii) all printing expenses; (iii) all fees and disbursements of counsel for UTI; (iv) all blue sky fees and expenses; and (v) all fees and expenses of accountants for UTI, are herein referred to as "Registration Expenses". All underwriting fees and discounts and brokerage and selling commissions relating to Warrant Shares to be registered for sale by the Requesting Holders and fees and expenses of the counsel for the Requesting Holders applicable to the sales by the Requesting Holders in connection with any such registration are herein referred to as "Selling Expenses".

Nothing contained in this Section 15.2 shall, however, limit UTI's right to cancel, postpone or withdraw any proposed registration for any reason.

         Section 15.3      Indemnification.

                 (a) In the event of a registration of any Warrant Shares under the Securities Act pursuant to this Article 15, UTI will indemnify and hold harmless the Requesting Holders and any other Person, if any, who controls a Requesting Holder within the meaning of
         Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Requesting Holders or such controlling Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Warrant Shares were registered under the Securities Act, any preliminary prospectus distributed with the consent of UTI or final prospectus contained in such effective registration statement, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Requesting Holders and each such controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that UTI will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary prospectus, such final prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to UTI by or on behalf of a Requesting Holder or a controlling Person of a Requesting Holder specifically for use in the preparation thereof.

                 (b) In the event of any registration of any Warrant Shares under the Securities Act pursuant to this Article 15, each Requesting Holder will indemnify and hold harmless UTI and each Person, if any, who controls UTI within the meaning of Section 15 of the Securities Act, each officer of UTI who signs the registration statement, each director of UTI and each underwriter and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act, against any and all such losses, claims, damages, liabilities or actions that UTI or such officer, director, underwriter or controlling Person may become subject under the Securities Act or otherwise, and will reimburse UTI and each such officer, director, underwriter and controlling Person for any legal or any other expenses reasonably incurred by such party in connection with investigating or defending any such loss, claim, damage, liability or action, if (a) such loss, claim, damage, liability or action in respect thereof arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, such preliminary prospectus or such final prospectus, or any amendment thereof or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (b) any such untrue statement or omission of a material fact was made in reliance upon and in conformity with written information furnished to UTI by or on behalf of such Requesting Holder specifically for use in connection with the preparation of such registration statement or prospectus. In connection with any transaction contemplated by Section 15.1 hereof, each Requesting Holder also agrees to indemnify each such underwriter and each Person who controls any such underwriter within the meaning of Section 15 of the Securities Act as may reasonably and customarily be requested by the underwriters in connection with any underwritten offering of such Warrant Shares.

                 (c) Promptly after receipt by any indemnified Person of notice of any claim or commencement of any action in respect of which indemnity is to be sought against an indemnifying Person pursuant to this Article 15, such indemnified Person shall notify the indemnifying Person in writing of such claim or of the commencement of such action, and, subject to provisions hereinafter stated, in case any such action shall be brought against an indemnified Person and such indemnifying Person shall have been notified of the same, such indemnifying Person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified Person, and after notice from the indemnifying Person to such indemnified Person of its election to assume the defense thereof, such indemnifying Person shall not be liable to such indemnified Person for the fees and expenses of legal counsel for such indemnified Person incurred thereafter in connection with the defense thereof; provided, however, if there exists or will exist a conflict of interest that would make it inappropriate in the reasonable judgment of the indemnified Person for the same counsel to represent both the indemnified Person and such indemnifying Person, then such indemnified Person shall be entitled to retain its own counsel at the expense of such indemnifying Person; provided further, however, the indemnifying Person shall not be required to pay for more than one separate counsel for all of the indemnified Persons in addition to any local counsel.

         Section 15.4 Termination. If Rule 144 or Rule 145 as promulgated under the Securities Act or any successor or similar rule or statute shall permit the sale of Warrant Shares in compliance with the conditions thereof and the provisions thereof, the rights of the Holders as to registration provided for in this Article 15 as to such Warrant Shares shall terminate immediately.

                                  ARTICLE XVI
                                 MISCELLANEOUS

         Section 16.1 Binding Agreement. All the provisions, covenants, representations, warranties and conditions of this Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns. No party hereto may assign any of its interest herein without the written consent of the other party (which consent will not be unreasonably withheld), provided that any Shareholder that is a trust or estate may assign its rights hereunder to its beneficiaries provided that such beneficiaries assume in writing (in a form reasonably satisfactory to UTI) all obligations of such Shareholder hereunder.

         Section 16.2 Notices. All notices, requests, waivers and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given upon receipt by personal delivery, messenger delivery, first-class mail or telecopier, at the addresses set forth below (or at such other address for a party as such party shall specify by like notice):

         --if to the Shareholders,          Mr. Peter C. Dillingham
         to the Shareholder                 P. O. Box 1669
         Representative:                    Enid, Oklahoma 73702
         with copies to:                    Theodore M. Elam, Esq.
                                            McAfee & Taft
                                            211 N. Robinson, Suite 1000
                                            Oklahoma City, OK 73102

         --if to UTI, to:                   UTI Energy Corp.
                                            16800 Greenspoint Park, Suite 225N
                                            Houston, Texas 77060
                                            Attention:  President
                                            Telecopier No.:  (281) 873-4141

         with copies to:                    Fulbright & Jaworski L.L.P.
                                            1301 McKinney, 51st Floor
                                            Houston, Texas 77010
                                            Attention:  Charles L. Strauss
                                            Telecopier No.: (713) 651-5246

         Section 16.3 Shareholder Representative. Each of the Shareholders hereby irrevocably appoints the Shareholders Representative to be the representatives of the Shareholders following the Closing Date in any matter arising out of this Agreement. For any matter in which UTI, UTI Sub or SUITS is entitled to rely on or otherwise deal with the Shareholders, UTI, UTI Sub or SUITS shall be entitled to communicate solely with the Shareholders Representative and shall be entitled to rely on any such communications as being the desire and will of, and such communications shall be binding upon, the Shareholders. Notice delivered to the Shareholder Representative in accordance with Section 16.2 hereof shall be deemed to be notice to all of the Shareholders.

         Section 16.4 Entire Agreement. This Agreement (including the Disclosure Schedule and the Exhibits hereto) is the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, written and oral, among the parties hereto with respect to the subject matter hereof.

         Section 16.5 Expenses. Except as otherwise provided herein, each party shall be solely responsible for all expenses incurred by it in connection with this transaction (including, without limitation, fees and expenses of its own counsel and accountants).

         Section 16.6 Severability. If any term or other provision of this Agreement is held invalid, illegal or incapable of being enforced under any rule or law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a materially adverse manner with respect to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

         Section 16.7 Waivers. The failure of any party at any time to require performance of any provision hereof shall not affect its right later to require such performance. No waiver in any one or more instances shall (except as otherwise stated therein) be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any condition or breach of any other term, covenant, representation or warranty.

         Section 16.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         Section 16.9 Headings. The headings preceding the text of articles and sections of this Agreement are for convenience only and are not part of this Agreement.

         Section 16.10 Applicable Law. This Agreement is governed by and shall be construed and enforced in accordance with the internal laws of the State of Texas.

         Section 16.11 Construction of Agreement. This Agreement constitutes a negotiated agreement among the parties and the fact that one party or the other shall have drafted a particular provision or provisions shall not be material in the construction of any provision. All Exhibits referred to in this Agreement are a part of this Agreement.

         Section 16.12 References to Articles, Sections and Exhibits. Unless the context otherwise requires, all references herein to Articles, Sections and Exhibits shall be to the Articles, Sections and Exhibits of and to this Agreement.


                    (SIGNATURES BEGIN ON THE FOLLOWING PAGE)

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                     UTI ENERGY CORP.



                                     By:  /s/ Vaughn E. Drum
                                        -----------------------------------
                                     Name:  Vaughn E. Drum
                                          ---------------------------------
                                     Title:  President
                                           --------------------------------



                                     SUITS ENTERPRISES, INC.



                                     By:  /s/ Peter C. Dillingham
                                        -----------------------------------
                                     Name:  Peter C. Dillingham
                                          ---------------------------------
                                     Title:  CEO
                                           --------------------------------



                                     SUITS ACQUISITION CORP.


                                     By:  /s/ Vaughn E. Drum
                                        -----------------------------------
                                     Name:  Vaughn E. Drum
                                          ---------------------------------
                                     Title:  President
                                           --------------------------------



                                     JERRY L. SUITS REVOCABLE TRUST
                                         DATED 4/23/97


                                     By:  /s/ Jerry L. Suits
                                        -----------------------------------
                                     Name:  Jerry L. Suits
                                          ---------------------------------
                                     Trustee


                                     TOM B. DILLINGHAM REVOCABLE TRUST


                                     By:  /s/ E. G. Ungeleider
                                        -----------------------------------
                                     Name:  E. G. Ungeleider
                                          ---------------------------------
                                     Trustee

                                     PETER C. DILLINGHAM REVOCABLE TRUST
                                         DATED 5/13/97


                                     By:  /s/ Peter  C.  Dillingham
                                        -----------------------------------
                                     Name: Peter C. Dillingham
                                          ---------------------------------
                                     Trustee




                                      /s/ E. Gay Ungerleider
                                     --------------------------------------
                                          E. Gay Ungerleider



                                      /s/ Leslie F. Ballew
                                     --------------------------------------
                                          Leslie F. Ballew



                                     BRADY SUZANNE DILLINGHAM TRUST



                                     By:  /s/ Jeanne G. Dillingham
                                        -----------------------------------
                                     Name: Jeanne G. Dillingham
                                          ---------------------------------
                                     Trustee




                                      /s/ Dana D. Hutton
                                     --------------------------------------
                                          Dana D. Hutton



                                      /s/ Jeanne G. Dillingham
                                     --------------------------------------
                                          Jeanne G. Dillingham


                                     DAN L. DILLINGHAM REVOCABLE TRUST



                                     By:  /s/ Jeanne G. Dillingham
                                        -----------------------------------
                                     Name:  Jeanne G. Dillingham
                                          ---------------------------------
                                     Truste